Exhibit 5

The Westpac Group 2010 Interim Results Investor Discussion Pack May 2010 Westpac Banking Corporation ABN 33 007 457 141

Index 2010 Overview 3 Strategy 13 Features of the Result 27 Cash earnings 28 Core earnings 29 Revenue 30 Balance Sheet 31 Net interest income 33 Net interest margin 34 Non-interest income 36 Markets and Treasury income 37 Expenses 38 Asset quality 40 Business unit performance 41 Westpac RBB 42 Westpac Institutional Bank (WIB) 48 St. George Bank 53 BT Financial Group (BTFG) 58 Westpac New Zealand 62 Pacific Banking 66 Capital, Funding and Liquidity 67 Asset Quality and Risk Management 76 Economics 99 Investor Relations contacts 116 Cash earnings adjustments and Glossary 117 Westpac 2010 interim results

2010 Interim Results Overview May 2010 Westpac Banking Corporation ABN 33 007 457 141

Overview

The Westpac Group – at a glance

- Australia's second largest bank, and the world's 15th largest bank, ranked by market capitalisation[1]
- One of only 10 banks globally rated 'AA' or higher[2], and recognised as one of the 20 safest banks globally[3]
- Strategy focused on domestic markets of Australia, New Zealand and the near Pacific
- Broad, multi-brand franchise providing retail, business, institutional banking and wealth management services to 10 million customers
- Strong capital, funding, liquidity and provisioning
- Solid earnings profile
- Leader in sustainability

Key financial data for 1H10 (31 March 2010)	
Net profit after tax (reported)	$2,875m
Cash earnings[4]	$2,983m
Tier 1 ratio (Basel II)	8.6%
Return on equity (cash basis)	16.6%
Total assets	$601bn
Market capitalisation[1]	$83bn

Credit ratings	
Standard & Poor's	AA / Stable / A-1+
Moody's Investor Services	Aa1 / Negative / P-1
Fitch Ratings	AA / Stable / F1+

For periods 1H08 to 1H09 inclusive information is shown on a pro forma basis as if the St.George merger was completed on 1 October 2007 to assist comparison with the current period. See slide 120 for further details.

1 As at 31 March 2010. Source: IRESS, CapitalIQ and www.xe.com. 2 Rated AA and higher by Standard & Poor's. As at 31 March 2010. Excluding government-owned banks. 3 Global Finance Magazine, August 2009. 4 Reported results adjusted for material items to ensure they appropriately reflect profits normally available to ordinary shareholders (cash earnings adjustments). Refer to The Westpac Group's Interim 2010 Results for details on the basis of preparation.

The Westpac Group Investor Discussion Pack – May 2010 3

4 Australia – positive prospects for 2010 The Australian economy, after gaining momentum over the second half of 2009, is set to return to trend growth in 2010 – if not better GDP growth is forecast to be about 3.5% through the year Government policy stimulus will result in building and resource sector investment being key growth engines Dwelling approvals have rebounded to more normal levels, given favourable fundamentals over the last 12 months: - Touched a 41 year low in interest rates, Government incentives for First Home Buyers, brisk population growth and pent-up demand Federal Government is spending about $7bn on public housing and $15bn on schools over two years Private engineering work is forecast to rise 15% through this year and 20% next year, boosted by mining Firms are hiring again (employment jumped 2.8% annualised over the half year to Feb) and are revising up investment plans (capacity utilisation levels have rebounded to be a little above historic average) Consumers, buoyed by greater job security and rising wealth, are upbeat and spending more freely – even with the end of Government cash handouts Business investment1: boosted by infrastructure (% annualised) 1 Sources: ABS, Westpac Economics. School building1: burst of activity ($bn, 6mth) Overview -60 -40 -20 0 20 40 60 Dec-89 Dec-93 Dec-97 Dec-01 Dec-05 Dec-09 Engineering work Business investment F'csts to end '11 0 2 4 6 8 10 12 14 16 private * public * education Non-residential building * ex education Half years: Dec '03 to Dec '09

Multi-brand strategy supports customer choice

Overview

The merger with St.George has enabled The Westpac Group to implement a multi-brand strategy. Maintaining unique and distinct brands supports more customers and their choices

Business	Brand	Segment	Geography	Position/Share[1, 2, 3]
Westpac RBB	Westpac	Consumer & SME banking	Australia wide	▪ 18% share of mortgages ▪ 15% share of household deposits
RAMS	RAMS Home Loans	Specialist mortgage provider	Australia wide, with focus on capital cities	▪ Non-bank lender of the year[4] ▪ 69 outlets, small market share
St.George Bank	st.george	Consumer, SME and corporate banking	Australia wide, with heartland in New South Wales	▪ 9% share of mortgages ▪ 9% share of household deposits
BankSA	BankSA	Consumer and SME banking	South Australia & Northern Territory	▪ Largest bank in South Australia: 17% share of mortgages and 25% share of retail deposits[5]
Westpac New Zealand	Westpac	Consumer and SME banking	New Zealand wide	▪ 20% share of mortgages ▪ 19% share of household deposits
BT Financial Group	BT Asgard	Wealth management, superannuation, private banking & insurance	Australia wide	▪ 20% share in wealth platforms (includes Wrap) ▪ 11% advice share of major dealer groups ▪ 7% share in life insurance
Westpac Institutional Bank	Westpac InstitutionalBank	Full suite of institutional and corporate bank offerings	Australia & New Zealand wide, plus major international centres	▪ Lead Institutional bank in Australia/NZ, with $70bn in lending and $48bn in deposits ▪ Leading provider of FX & Debt market products

1 APRA Banking Statistics (Mar 10). 2 For BankSA APRA share of banking system (Mar 10). 3 For Westpac New Zealand, RBNZ Mar 10. 4 Money Magazine June 2009. 5 Cannex data February 2010.

The Westpac Group Investor Discussion Pack – May 2010

5

1H10 snapshot – a good performance (36) (36) 37 Impairment charges to average loans (bps) 2% 1% 79 Stable Funding Ratio (%) 25 8 150 Collective provisions to credit RWA (bps) Flat (1) 57 Customer deposits to net loans ratio (%) (530bps) 380bps 43.1 Impairment provisions to impaired assets (%) 1.32yr 0.32yr 5 Weighted average maturity of new long term debt (yrs) 22 18 182 Total provisions to total RWA (bps) 28% 8% 80 Total liquidity ($bn) Asset quality Funding and Liquidity Balance sheet Earnings NTA per share ($) Customer deposits ($bn) Loans ($bn) Risk weighted assets ($bn) Fundamental capital ratio (%) Tier 1 ratio (%) Total assets ($bn) 8.42 272 475 290.1 7.1 8.64 601 1H10 7% 2% 2% 0.5% 50bps 53bps 2% change 2H09 – 1H10 6% 6% 6% 3.6% 40bps 27bps 1% change 1H09 – 1H10 (11bps) 20bps Large 8% 320bps 26% 28% change 2H09 - 1H10 50bps 39.9 Cost to income ratio (%) 4bps 2.28 Net interest margin (%) 600bps 65 Dividend payout ratio (%) 16% 65 Dividends per share (cents) 230bps 16.6 Cash return on equity (%) 22% 100.8 EPS1, cash basis (cents) 30% 2,983 Cash earnings ($m) change 1H09 - 1H10 1H10 Overview 1 Earnings per share.

Good performance supported by improved operating environment

Overview

- Cash earnings up 30% to $2,983m, driven by a significant fall in impairments. Core earnings up 5%
- Net interest income up 6%, with strong volumes partly offset by lower margins
- Non-interest income down 2%, significantly lower customer exception fees and lower markets income, partly offset by higher wealth earnings
- Expense growth of 2%, easing from prior years. Merger synergies and no change to fixed salaries for executives, while continued investment in front line
- Impairment charges decreased $732m, reflecting improving economic conditions:
  - Individually assessed provision[1] (IAP) charge down $496m, primarily due to the Institutional business having no large single name losses
  - Collectively assessed provision (CAP) charge down $236m, with economic overlay[2] maintained
- Reported net profit after tax up 32% to $2,875m:
  - St.George Bank contributed an additional 6 weeks in 1H10 versus 1H09 due to timing of the merger

Cash earnings 1H09 – 1H10 ($m)



2,295
365
(51)
(83)
732
(275)
2,983
1H09
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
1H10

1 Net of write backs and recoveries. 2 Economic overlay remains at $502m.

The Westpac Group Investor Discussion Pack – May 2010 7

Business units gaining momentum in 1H10 Business unit contributions to cash earnings movement half on half1 ($m) 27% 807 (328) (73) 1,208 (519) 1,727 WIB 16% 472 (209) (331) 1,012 (602) 1,614 St.George Bank 5,183 607 57 305 442 1,552 Core earnings 13% 396 (213) 2 (41) 648 GBU 4% 100 (39) (166) (294) 599 NZ 10% 301 (136) (5) (422) 864 BTFG 1% 34 (19) (4) (39) 96 PB 100% 2,983 (1,321) (879) (3,438) 8,621 Group 29% 873 (377) (302) (1,521) 3,073 Westpac RBB Operating income Contribution to cash earnings Cash earnings Tax and non-controlling interests Impairment charges Expenses 1H10 cash earnings ($m) 1 Refer to “Glossary” section for business unit definitions, slide 118. Overview 2,983 2,332 2,295 (8) 1 74 (103) 45 (72) 63 (142) (36) 282 (45) 604 2 23 1H09 Westpac RBB WIB St.George BTFG NZ PB GBU 2H09 Westpac RBB WIB St.George BTFG NZ PB GBU 1H10

Key features of 1H10

Overview

St.George merger	▪ Merger tracking ahead of plan, with 71% of budgeted synergies achieved. Key projects delivered include one ADI, single general ledger and single HR system
Strong market share growth	▪ Westpac RBB, St.George Bank and BTFG all consistently growing above system growth[1, 2] in key products – mortgages, deposits and funds under administration
Improved productivity	▪ In addition to merger, a range of initiatives introduced to further enhance efficiency ▪ Low expense to income ratio, now at 39.9%
Increased investment	▪ Largely completed roll-out of Westpac Local in Australia and progressing in New Zealand. Increasing investment in technology to better support the front line
Stronger markets	▪ Stronger asset markets contributed to higher wealth earnings and higher customer flows ▪ Solid Treasury revenue from correct positioning for interest rate increases, while WIB markets revenue down from exceptional levels of 1H09
Higher funding costs	▪ Average funding costs continue to rise as wholesale funding costs remain elevated above pre-GFC levels and we continue to lengthen the maturity profile of our funding. Increased competition for retail deposits also contributed to higher funding costs
Improved asset quality	▪ Asset quality distinguishing characteristics: (a) no large single name losses; (b) commercial property valuations stabilising; and (c) consumer remains quite solid
Stronger balance sheet	▪ A strong balance sheet remains a priority, assisting the Group to continue to support customers ▪ Tier 1 capital ratio increased to 8.6%, stable funding ratio improved to 79%, liquidity at record levels of $80bn and maintained sector-leading provisioning levels

1 APRA monthly banking statistics, March 2010. 2 Plan for Life and Morningstar, share of new business December 2009.

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9

Strong balance sheet Tier 1 Ratio (%) Collectively assessed provisions/credit risk weighted assets (bps) 1 Stable funding ratio includes: customer deposits; term funding with a residual maturity greater than 12 months; equity; and securitisation as a proportion of total funding. 2 Westpac prior to merger with St.George. Stable funding ratio1 (%) Healthy Tier 1 ratio at 8.6%: Improved return on equity at 16.6% Modest RWA growth, less than 0.5% on 2H09 Sector leading provision coverage, with CAP/Credit RWA at 150bps: Economic overlay unchanged at $502m Stable funding ratio1 improved to 79%: Wholesale long term funding up 3 percentage points on FY09 Tenor of new term funding lengthened to 5 years, up from 4.2 years at FY09 Tenor of short term funding lengthened to 119 days, up from 75 days at FY09 7.8 8.4 8.1 8.6 2 2 2 Overview 1.8 1.7 7.1 6.6 6.7 6.0 1.5 1.5 2H08 1H09 2H09 1H10 Fundamental capital Hybrids 105 125 142 150 2H08 1H09 2H09 1H10 79 78 77 64 2H08 1H09 2H09 1H10

Dividends back on upward trajectory 1H10 dividend 65 cents, up 16%, with: Higher earnings per share, up 22% Pay-out ratio of 65%, slightly lower than recent years given strong payout ratio in 2H09 and regulatory uncertainty Interim dividend equates to an annualised yield of 4.7%1 (fully franked yield of 6.7%1) DRP to be satisfied by new share issuance, with no DRP discount Significant franking balance, $2.0bn 1 Based on Westpac closing share price on 31 March 2010. Source: IRESS. 2 2004 and 2005 reported under AGAAP; 2006 onwards reported under A-IFRS. Dividends per share (cents) Dividend payout ratio, cash basis (%)2 Overview 42 44 49 51 56 60 63 68 70 56 65 72 60 1H04 2H04 1H05 2H05 1H06 2H06 1H07 2H07 1H08 2H08 1H09 2H09 1H10 63 61 67 65 69 70 69 69 71 72 65 76 71 1H04 2H04 1H05 2H05 1H06 2H06 1H07 2H07 1H08 2H08 1H09 2H09 1H10

2H10 considerations Capital, funding and liquidity standards expected to evolve over 2010 and 2011 Balance sheet Impairment charges to reflect more stable asset quality Commercial sector still showing some stress, including property Expect household sector to remain solid Impairment charges Merger synergies continuing to be prominent, with $308m expense savings run rate to date No change to $700m St.George merger integration costs (spent $543m) Further rise in technology project investment spend Focus on improving productivity ongoing Expenses Good balance sheet and wealth momentum Treasury and Markets revenue unlikely to replicate exceptional 2009 levels, particularly as competition returns and lower volatility reduces volumes and spreads System credit growth improving, with business investment beginning to pick up. Expect to grow at or above system in target areas Solid growth and strengthening of the balance sheet to be reflected in margins Charging customers less for exception fees to have similar impact in 2H10 Revenue Overview

Westpac Banking Corporation ABN 33 007 457 141 May 2010 Strategy

Most recommended financial services company Meet most customers’ needs Most skilled and engaged people Global leader in sustainability Highest returns in sector Customer focused strategy Assessed by Driving principles Operating as One Team Key programs To be the leading financial services company in Australia and New Zealand Vision Aligned values Easy to do business with Strong local businesses Focus on core markets Investment program Greater customer choice Investing in people Customers at the centre Implementation of a range of new business and technology initiatives to: Enhance front line capability Leverage scale of organisation Improve technology infrastructure Westpac: Strong, safe, local relationships Westpac Institutional: Leading ‘Institutional’ brand St.George Bank: Australia’s leading regional bank ‘Big enough, small enough’ More accountability in front line roles Increased training, coaching and mentoring Pervasive cultural change, fundamentally improving customer focus Westpac Local: Bringing back the Bank Manager, resulting in decision making being closer to customers St.George Bank: Greater regional focus while increasing distribution presence and reach Strategy

Differentiated by our strong franchise and domestic focus

Strategy

Focus on core markets	▪ Major Australian bank most focussed on Australia and New Zealand ▪ Leveraging customer-focussed, multi-brand strategy to grow both customers and products per customer
Strategically well placed	▪ Westpac Bank of the Year 2009[1]; St.George Home Lender of the Year[1]; RAMS Best Non-Bank Lender of Year[1]; Institutional Bank in lead position for relationships and products[2]; BTFG best investment platform[3] ▪ Strong banking momentum, with consistent growth in market share across key mortgage and deposit products ▪ Growing share in wealth. Business model well suited to emerging industry changes, including transparent fees, open architecture Wrap, and low cost BT Super for Life product ▪ Portfolio of strong, distinctive brands increases strategic options
Transformational St.George merger	▪ Adds multi-brand capability ▪ Increased Australian distribution network by 40%; 3 million more customers ▪ Improved efficiency path, achieved sub-40% expense to income ratio ▪ Larger revenue base from which to leverage investment
Sustainability leader	▪ Named 15th most sustainable corporation at 2010 World Economic Forum, highest of all Australian companies and Westpac only bank in Top 60 ▪ Employer of choice

1 Money Magazine June 2009. 2 Peter Lee July 2009. 3 BT Wrap 'smart investor award for best investment platform and best margin loan' Aug 2009.

The Westpac Group Investor Discussion Pack – May 2010

15

THE Westpac GROUP

Customers at the centre of everything we do 1 Source for NPS: Roy Morgan Research – NPS of main financial institution Aged 14+. Major banks includes simple average of WBC, ANZ, CBA, NAB and St.George Group (St.George and BankSA). Data till Mar10. Net Promoter Score is a service mark of Bain & Company, Inc., Satmetrix Systems, Inc. and Mr. Frederick Reichheld. Strategy Net promoter score (NPS) assesses customer advocacy measuring the propensity of main financial institution customers to recommend our banking brands NPS is a more robust measure of franchise health than customer satisfaction as: NPS is more directly correlated with new business Positive customer satisfaction can measure complacency and may not indicate a willingness to recommend Satisfaction can be more easily manipulated via advertising To calculate NPS customers are asked how likely they are to recommend our banking brands to a friend or colleague On a scale of 1 to 10, the NPS is calculated by taking promoters (those that score 9 or 10) and subtracting the detractors (those who rate the company 6 or less). Those who score 7 or 8 are ignored as although positive, are not enthusiastic Net promoter score In assessing the strength of our relationships with customers, The Westpac Group utilises a number of metrics, although the key metrics used are net promoter score (NPS) and the number of customers with 4 or more products Customers with 4+ products (%) Measures the outcomes from a positive NPS and assesses how well The Westpac Group is operating as one team to earn all our customers’ business Across The Westpac Group over 3 million customers have 4 or more products 4 + products per customer Australian Consumer NPS1 – 6 month moving average (%) 15 17 19 21 23 25 27 1H09 2H09 1H10 33 35 37 39 41 43 45 Westpac RBB (LHS) St. George (LHS) New Zealand (RHS) St.George -30 -20 -10 0 Mar-09 Sep-09 Mar-10 Westpac RBB Major banks

NSW consumer NPS1 – 6 month moving average (%) Learning from differences in NPS across states St.George leads banking peers in NPS, while Westpac RBB results differ substantially across States Westpac has the highest NPS of the other majors in NSW and South Australia, while the lowest is Victoria Westpac has improved in all States except Victoria In SA, Westpac has demonstrated that a dramatic increase in NPS is possible from: Customer priority No. 1 – taking personal accountability and going the extra mile Creating big goals and being clear where and how to win Increased visibility and activity in the community with more local partnerships 1 Source for NPS: Roy Morgan Research – NPS of main financial institution Aged 14+. Major banks includes simple average for WBC, ANZ, CBA, NAB and St.George Group (St.George and BankSA). 2 Source for NPS: Roy Morgan Research – NPS of main financial institution Aged 14+. Major banks includes simple average for WBC, ANZ, CBA, NAB and BankSA. Data till Mar10. Net Promoter Score is a service mark of Bain & Company, Inc., Satmetrix Systems, Inc. and Mr. Frederick Reichheld. Victorian consumer NPS1 – 6 month moving average (%) South Australian consumer NPS2 – 6 month moving average (%) Strategy -30 -20 -10 0 10 Mar-09 Sep-09 Mar-10 Westpac RBB Major banks St.George St.George -30 -20 -10 0 Mar-09 Sep-09 Mar-10 Westpac RBB Major banks BankSA -20 -10 0 10 20 Mar-09 Sep-09 Mar-10 Westpac RBB Major banks

Fully supported institutional customers through the GFC Through the GFC, WIB: Supported our customers by remaining open for business Strengthened relationships through deeper understanding of industry Spent more time with customers to better understand their business Focused on building sustainable relationships and earning all of our customers’ business These initiatives have helped WIB to be seen as a trusted advisor to corporate and institutional customers through the cycle This strategy contributed to the strong performance and positioned the business well for when market conditions improve WIB – relationship strength1, 2 WIB – support during market instability1, 5 1 Results based on Peter Lee Large Corporate and Institutional Relationship Banking survey (Australia, 2009). 2 The Relationship Strength Index is a single measure combining a range of service quality factors, including Relationship Manager capability, visibility, knowledge of client’s business and industry, and understanding and advice. 2007 Data as reported in the 2007 Report. In 2008, there was a change in the methodology of the Relationship Strength Index. 3 Thomson Reuters Debt Capital Markets (based on period 1 January 2010 – 31 March 2010). 4 Bloomberg Australia & NZ Capital Markets (based on period 1 January 2010 – 31 March 2010). 5 Question introduced to 2008 program and results are based on % of respondents that gave bank an Excellent/Above Average rating. No.1 All Australian Debt (excl. self-funded)3 No.1 All Australian Securitisation3 No.1 Australian Domestic Bonds (excl. self-led)4 No.1 Australian Domestic non-Kangaroo Bonds4 No.1 Australian & NZ loans bookrunner4 WIB positioned to capture opening of capital markets Strategy 55 65 75 85 95 2007 2008 2009 WBC Nearest Peer 45 55 65 75 2008 2009 WBC Nearest Peer

Strategy

A sustainable long term approach

Objective: to be a global leader in sustainability

Sustainability elements

- **Financial stability**: Maintain an appropriately strong balance sheet (capital, provisioning and funding) and deliver quality and sustainable financial outcomes
- **Deep customer relationships**: Placing customers at the centre; relationships that stand the test of time; supportive; proactive; responsive; and trusting
- **Supporting employees**: Providing the right environment for people to grow and develop, achieve rewarding outcomes and be able to 'make a difference'
- **Strong community connections**: Creating enduring relationships and making a real contribution

Recognition highlights

Dow Jones Sustainability Indexes – A sustainability leader in global banking

- Winner 2010 Money Magazine Climate Change Leadership Award
- Only Australian Bank in Global 100 Most Sustainable Corporations at 2010 World Economic Forum
- One of 2010 World's Most Ethical Companies[1]

1H10 sustainability strategy and performance

Climate change: transitioning to a low carbon future

- On track to provide carbon hedging and risk management products in Australia and New Zealand; trading documentation being rolled out
- Carbon risk embedded in credit and other risk processes
- Continuing to engage with customers on impacts

Tread lightly: environmental footprint

- Scope 1 & 2 emissions – target 23,940 tonnes; decreased by 9,915 tonnes in 2009
- Paper consumption reduced >10% against target of >7%
- Broadened measurement of indirect emissions

Going mainstream: sustainable products

- Launched St.George Bank savings product SENSE to improve customers' money management
- First major bank in Federal Government's Green Loan Program

People and places: social sustainability; speaking out

- Westpac Local – greater local focus
- Founding partner of Advance Green Network – events in New York and London
- Released Westpac Charles Sturt University Index – farmers climate change views
- Involved in National SME Project and Good Business Register for SMEs

Solid foundations: governance and risk management

- Draft framework being developed for ESG[2] analysis across all divisions
- Implemented sustainable supply chain management across all countries and brands

1 The Ethisphere Institute. 2 Environmental, social and governance.

The Westpac Group Investor Discussion Pack – May 2010

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THE Westpac GROUP

Merger benefits ahead of plan 151 1 11 15 16 108 1H10 152 9 28 39 46 30 1H09 31 - 25 6 - - 2H08 543 209 Total cash spend 16 6 Revenue & retention investment 65 1 Transaction costs & stamp duty 89 29 Program governance & strategy 119 57 Restructuring & outsourcing 254 116 IT, systems & operations Total to date 2H09 Merger integration costs ($m) 285 96 189 Total to date 142 52 90 1H10 121 40 81 2H09 Annual run rate 71% of planned expense synergies already achieved Sourcing savings from a review of key external contracts Rationalised head office costs, particularly where duplicated Early technology and operations synergies 1,488 reduction in permanent roles and contractors Comment 22 4 18 1H09 190 Personnel 308 Total 118 Non-personnel Expense synergies ($m) Strategy Merger benefits versus merger model ($m) Actual 1H10 $405m Model FY10 $310m -45 175 100 100 100 285 255 400 20 1H10 Actual FY10 - Model FY11 - Target Expense synergies Funding benefits Net revenue benefits The Westpac Group Investor Discussion Pack – May 2010

Merger enhances The Westpac Group's growth profile

Strategy

Expanded distribution	▪ 40% uplift in distribution, including branches and ATMs ▪ 3 million more customers (to a total of 10 million)
Multi-brand flexibility	▪ Three banking brands; one mortgage originator; and two wealth providers ▪ Maintaining distinct brands enables the Group to support more customers and respect their choices
Improved efficiency profile	▪ $400m in planned merger synergies of which 71% achieved ▪ Moved to a sub-40% expense to income ratio
Increased cross sell opportunity	▪ Only 8% of St.George customers hold wealth and insurance products ▪ St.George has low insurance and wealth cross sell, providing significant upside ▪ Rolled out BT Super for Life to St.George and BankSA networks, averaging 2,300 sales per month ▪ Introduced WIB products to St.George business and corporate clients
Enhanced growth profile	▪ Opportunities to further expand the St.George franchise in targeted areas ▪ St.George strong in NSW and SA, weaker in Vic, Qld and WA

- St.George geographic expansion plans supported by a strong customer preference to bank with regional banks:
  - 62% of customers prefer to bank with warmer/ local banks, however the non big 4 only have a 43% share of branches
- NSW, Vic Metro and SE Qld are the key geographies for St.George expansion, as these regions provide the highest return opportunity

Customer preferences compared to market share and share of branches in (NSW)[1] (%)



62
38
41
59
43
57
Non big 4 banks
Big 4 Banks
Customer preference
Market share
Share of branches

1 Roy Morgan; APRA; Primary customer research 2009.

The Westpac Group Investor Discussion Pack – May 2010
21

The Westpac Group Investor Discussion Pack – May 2010 22 Major investments completed Major technology investments completed in 2009 and 1H10 Over 12,000 new PCs and peripheral devices installed across network, in particular branches Upgraded bandwidth across network, doubling capacity and accelerating response times New Westpac website up and running Launched BT wealth/insurance products in St.George Bank Single general ledger implemented, using Westpac’s Oracle based system Single human resource system implemented utilising St.George Bank’s HR Peoplexpress system Commenced roll-out of new telephone infrastructure across the network (over 8,000 handsets) Significant investment in our franchise Westpac RBB: Roll-out of Westpac Local largely complete 11 additional branches 600 new Bank Managers St.George Bank: Completed roll-out of new regional-based operating structure 3 additional branches, 6 branches in planning Westpac New Zealand: Progressing on roll-out of Westpac Local 5 additional branches 100 local business bankers, 20 agri-business bankers and 10 transactional bankers Across the Group there has been significant investment in training and skills development Strategy

The Westpac Group Investor Discussion Pack – May 2010 23 Strategic investments underway Our strategic technology roadmap sets out the capabilities required to deliver The Westpac Group’s customer focused strategy, multi-brand business model, and key business unit priorities The first wave of the roadmap is being delivered through a number of key strategic projects established to improve the customer experience, deliver productivity and reduce risk over the next four years or so These projects are being managed as an enterprise wide program, known as the Strategic Investment Priorities, which has been structured to minimise delivery risk through: Each project being owned and driven by the relevant business unit Clearly defined requirements and outcomes for each project Phasing of each project to allow progressive delivery of outcomes A robust and centrally managed design, planning and governance regime reporting to the Group Executive, Technology Central management of the program is key to the delivery of those capabilities which will be leveraged across our multiple brands, and deliver additional merger benefits Financial implications of the investment program Financial management of the program is being conducted centrally with project costs and accountability for delivering benefits sitting in the relevant business units Aggregating and prioritising the planned investment spend allows the program to be delivered for a relatively modest incremental spend above our historical per annum investment in enhancing business processes and technology In 1H10 this incremental spend amounted to around $86m. Incremental costs will be managed within the existing expense base and initially spending will be offset by merger savings, and from productivity gains Over time, the individual projects will deliver their own revenue, productivity and where relevant, ongoing merger benefits Initially around half of the project spend will be expensed and the remainder capitalised. This mix may change though each project’s development lifecycle Strategy

The Westpac Group Investor Discussion Pack – May 2010 24 Strategic investments structured under well defined projects Projects Description Sales and service desktop Simplified sales and service platform for retail and business banking, including a new teller platform in Westpac RBB (utilising St.George platform) and new sales and service capabilities On-line platform Implementation of next generation on-line banking platform for the Group Customer master Establish a single customer master record across the Group while supporting multiple brands Deposits A program of initiatives to enhance deposit gathering, including deposits via RAMS and improved on-line origination Cards consolidation Consolidate cards origination and servicing onto a single platform Payments transformation Consolidate enterprise payment systems on a new global platform for clearing and settlement, including ATM/EFTPOS switching Data centre Upgrade Australian data centre infrastructure and consolidate from 9 sites to 2 sites in Sydney Platform migration Migrate key Westpac products and accounts onto The Westpac Group Hogan system enabling real time banking for Westpac (already available in St George) and the decommissioning of up to 19 systems Operations transformation Consolidate business lending and collections activities across the Group, including a new collections technology platform, consolidated workflow systems and increased automation of processes Secured lending New mortgage platform to consolidate mortgage origination and servicing across the Group, supporting all brands and providing substantial productivity improvements Wealth utilities A program of wealth projects designed to improve cross sell capabilities and enhance operational efficiency in areas such as equities on Wrap and a new Private Bank solution Perimeter security Update the electronic perimeter security to further enhance the protection of our environment Testing and release management Develop enhanced environments and capabilities for the testing and release of new technology applications and infrastructure Underway Preliminary planning Strategy

The Westpac Group Investor Discussion Pack – May 2010 25 A large regulatory and reform agenda Proposals Possible outcomes/ implications The Westpac Group position/response Capital More conservative assessment of capital under the Basel accord: Revised capital deductions Tougher treatment of hybrids Greater focus on fundamental capital and Tier 1 capital Considering leverage ratio In Australia impact is expected to be less, given: APRA capital deductions are already conservative relative to other jurisdictions Hybrids are already a small proportion of capital (<25%) Leverage ratio expected to be a supplementary only. Still need to differentiate for different asset risk Westpac remains strongly capitalised: Tier 1 capital well above target range Fundamental capital ratio in-line with domestic and comparable international peers Proportion of hybrid equity in Tier 1 relatively small at 18% Funding & Liquidity Stricter liquidity requirements Narrow definition of what qualifies as liquidity Net stable funding ratio composition to be confirmed Current proposals would lead to a significant increase in liquid assets and a change in the liquidity mix towards government securities and away from other bank paper Could result in lower credit growth Westpac has already significantly changed its funding mix, boosting its stable funding ratio to 79% Holding $80bn in liquid assets compared to pre GFC of $17bn Credit provisioning Moving to an expected cash flow provisioning model from an incurred loss provisioning methodology Current proposal could introduce unnecessary complexity to provisioning calculations and reporting 2014 implementation provides significant transition period Supportive of an expected loss approach although current proposal is overly complex Current high level of provisioning sees Westpac well placed Westpac is actively engaged with regulators to support sensible and practical regulatory change Strategy

A large regulatory and reform agenda cont. Minimal changes required to existing remuneration practices to obtain full compliance with standards APRA changes are principles based, so a level of flexibility remains whilst ensuring appropriate risk adjustment APRA and other national regulators introduced new provisions to ensure remuneration is appropriately risk adjusted Remuneration Continue strategic current direction BT Super for Life fees already under 1%. No commissions and life stage funds as a default Support fee transparency, the unbundling of advice fees, making financial advice tax deductible, delivering efficiencies and streamlining portability Industry fees likely to gradually fall closer to 1% from closer to 2% Further move to a fee for service rather than a commission based advice model Introduction of a simple, low cost, no commission default fund for those not actively managing their superannuation Measures to drive lower industry costs Improve transparency and disclosure Various industry reviews seeking to simplify the industry and reduce costs to the consumer and build confidence in the industry (including Cooper review, and Ripoll inquiry) Wealth management Supportive of change to encourage more national savings Reinforces the Group’s focus on superannuation and retirement Key changes to be implemented Increase compulsory super from 9% to 12% Reduce corporate tax rate Tax incentives for savings were proposed by Henry although no Government comment as yet Comprehensive review of Australian tax system (Henry tax review) Increased tax disclosure Tax Proposals The Westpac Group position/response Possible outcomes/ implications Strategy

Features of the Result May 2010

Strong cash earnings recovery in 1H10, driven by fall in Institutional impairments

Cash earnings



Cash earnings movement half on half ($m)
2,295
365
(224)
(30)
70
(4)
2,332
0
173
(53)
802
(271)
2,983
2%
28%
1H09
Net Interest
Non-interest
Expenses
Impairmt charges
Tax & NCI
2H09
Net interest
Non-interest
Expenses
Impairmt charges
Tax & NCI
1H10

1H09 – 2H09 key features:

- Retail banking revenue and Treasury higher, Wealth revenue recovering, and Markets revenue lower
- Low expense growth of 1%
- Impairment charges little changed over half, although remaining high (mainly from development property and NZ exposures)

2H09 – 1H10 key features:

- Institutional bank revenue higher, Wealth sound and retail banking revenue slightly lower with reduced fees
- Expense growth of 2%, while increasing investment
- Impairment charges fell significantly, predominantly in Institutional with no large individual impairments

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28

Material uplift in core earnings since GFC Core earnings Investment in our franchise has substantially lifted both core earnings and cash earnings 1H10 core earnings were 30% higher than core earnings in 1H08 Business unit change in core earnings from 1H08: Westpac RBB 14% St.George Bank 27% Westpac Institutional Bank 52% BT Financial Group 28% Westpac New Zealand1 8% Core earnings and cash earnings ($m) 1 Calculated in NZ$. Core earnings 30% higher Cash earnings 22% higher 3,980 4,438 4,952 5,063 5,183 2,983 2,332 2,295 2,605 2,442 1H08 2H08 1H09 2H09 1H10 Core earnings Cash earnings

Sound revenue despite reduced fees for customers Net interest income up 6%, with above system loan growth, strong return in Institutional business post GFC, and strong contribution from Treasury Non-interest income fell 2%: Lower markets income Lower fees and commissions, including the impact of charging customers less for exception fees, move to ATM direct charging and no one-off from credit card loyalty redemptions Offset by solid wealth income and absence of any asset write-downs (included in other) Revenue 1H09 – 1H10 ($m) Business unit contribution to revenue ($m) 1 AIEA is Average Interest Earning Assets. Revenue 1 Non-interest down 2% Net interest up 6% 8,307 8,621 327 (265) 125 228 (211) 325 (215) 1H09 AIEA Margins (asset/liab. spread/mix) Margins (Tsy, WIB, Markets & other) Fees & Commissions Wealth Markets Other 1H10 8,621 8,307 311 (56) (95) 118 0 79 (43) 1H09 WBC RBB WIB SGB BTFG NZ PB GBU 1H10

Slower system loan growth offset by market share gains Total lending up $26bn, or 6%, to $475bn The Westpac Group Australian credit growth of 8%, well ahead of Australian banking system credit growth1 of 2.1%, supported by: Housing up 18%, improving share growing at 1.6x banking system2 Personal lending (3.7% of Australian total) slightly higher, with majority of growth from St.George Bank cards Business lower (down 9%), with majority of decline from corporate lending (down 15%), with small and medium business lending slightly lower New Zealand3 credit growth up 1% versus a flat banking system4, with solid growth in housing, personal and business (excluding institutional) 1 Source: RBA banking system growth, 6 months to 31 March 2010. 2 APRA, March 2010. 3 New Zealand comprises our WIB New Zealand, Treasury and our New Zealand retail banking operations and wealth management business. 4 Source: RBNZ banking system growth, 6 months to 31 March 2010. 5 Spot loan balances. 6 Personal is personal loans and credit cards. Australian loan5 growth 1H09 – 1H10 (%) New Zealand loan3, 5 growth 1H09 – 1H10 (NZ$) (%) Balance sheet 6 6 8 18 4 -9 Australia total Housing Personal Business 1 5 5 -4 NZ total Housing Personal Business

Solid customer deposit growth, primarily in term deposits Australian customer deposits4 ($m) New Zealand customer deposits2, 4 (NZ$m) 1 APRA, March 2010. 2 Calculated in NZ$. New Zealand comprises WIB New Zealand, Treasury and our New Zealand retail banking operations and wealth management business, WIB New Zealand and Treasury. 3 Source: RBNZ banking system growth, 6 months to 31 March 2010. 4 Spot deposit balances. Solid customer deposit growth, up 6% on 1H09 Australian customer deposits up 7% to $238bn: Household deposits 1.3x banking system1 Rise reflects outcome of a range of initiatives introduced over the year to improve the focus on deposit gathering Term deposits were the primary driver of growth (up 15%, or $12.2bn) mostly in 1H10 New Zealand2 customer deposits were up 4% on 1H09: Term deposit growth of 22% was partially offset by falls in other deposit categories Household deposits 1.1x banking system3 Balance sheet 0 10 20 30 40 1H09 2H09 1H10 Term deposit Transaction Savings (incl. on-line)

Underlying direction of net interest income remains positive Customer related net interest income up 3.5% and 3.4% over each of the last 2 halves Total net interest income 6.4% and ‘flat’ over each of the last 2 halves Net interest income 1 Other includes BTFG and Pacific Banking. 6,043 6,043 5,678 Total net interest income Market related Customer related 1H10 2H09 1H09 Net interest income $m 479 662 477 Total markets related 5,564 5,381 5,201 Total customer related 221 206 344 Other1 419 578 375 Treasury 60 84 102 WIB Markets 465 491 516 New Zealand ($A) 856 796 803 WIB (excluding markets) 1,327 1,340 1,266 St.George 2,572 2,533 2,410 Westpac RBB

Margins reflect market dynamics Group net interest margin (%) Net interest margin Margins down 11bps on 2H09: Treasury margins down 10bps with lower revenue and higher liquid assets Consumer and business margins down 8bps, including 2bps from cost of lengthening wholesale term funding WIB margins up 4bps from repricing and accelerated fee recognition Net interest margin movement half on half (%) Consumer & business margins down 8bps Consumer & business margins flat Includes St.George 1H10 1 3bps (10bps) 4bps 5bps (13bps) 11bps 3bps (2bps) 2bps 2.28 2.39 2.24 1H09 Asset spread/mix Liability spread/mix Institutional Treasury Markets & other 2H09 Asset spread/mix Liability spread/mix Institutional Treasury Markets & other 1H10 1.5 2.0 2.5 3.0 3.5 1999 2001 2003 2005 2007 2009

Product spreads and transfer price methodology

Net interest margin

- Transfer pricing methodology seeks to enable those writing business (both deposits and lending) to do so based on a clear understanding of the cost of funds and quality of those funds raised. The methodology essentially has three elements:
  - Assets and liabilities are transfer priced at an appropriate wholesale rate (i.e. interbank swap rate), aligning the term of the business written with an equivalent wholesale interest rate for the specific term
  - Cost of raising term wholesale funding, which includes Westpac's credit spread, currency conversion costs and deal costs, is fully allocated to the loans and deposits as incurred
  - An incentive is paid by asset originators to deposit originators to gather certain high quality customer deposits, to enable deposit originators to remain competitive when deposit rates exceed equivalent wholesale rates
- Product spreads are therefore sensitive to movements in the spread of term wholesale funding above the base rate and competition for retail deposits
- This approach has seen higher funding costs largely reflected in lending spreads

Product spreads[1,2] – Australia (%)

	1H09	2H09	1H10	*1H10 vs 1H09*
Mortgages	0.91	0.87	0.76	*-0.15*
Business lending	1.60	1.52	1.35	*-0.25*
Cards	6.82	7.51	7.30	*+0.48*
Institutional lending	0.73	0.92	1.16	*+0.43*
Retail deposits	1.70	1.70	1.81	*+0.11*

Product spreads[3] – New Zealand (%)

	1H09	2H09	1H10	*1H10 vs 1H09*
Consumer lending	1.55	1.80	1.51	*-0.04*
Business lending	1.70	1.82	1.49	*-0.21*
Deposits	1.46	0.86	1.17	*-0.29*

1 St.George's funding cost transfer pricing methodology was aligned with The Westpac Group's in 2H09. We have estimated the impact of the change on 1H09 and comparatives for 1H09 have been revised accordingly. 2. Business lending excludes Institutional Banking. 3 New Zealand comprises the New Zealand retail banking operations.

The Westpac Group Investor Discussion Pack – May 2010 35

Non-interest income impacted by lower customer fees

Non-interest income

- Non-interest income down 2%, with strong wealth and other income growth, offset by lower fees and commissions, and trading income
- Fees and commissions income down 15%, with lower transaction fees due to:
  - Reduced income from credit card loyalty point redemptions ($126m)
  - Reduced customer exception fees to $9 across the board introduced 1 October 2009 ($158m)
  - Offset by higher banking and credit fees ($54m) driven predominantly by credit line fees on corporate and business facilities
- Wealth management and insurance up 19%:
  - Funds management revenue up 11% from higher average FUM and FUA
  - Insurance revenue up 10% on good premium growth
- Trading income down 37%:
  - Exceptional 1H09 trading result was not repeated due to increased competition and lower market volatility reducing market spreads and volumes
- Other income up strongly as 1H09 impacted by SCG[1] asset write downs and mark to market losses


Non-interest income ($m)
2,629
2,405
2,578
725
661
1,434
-191
69
289
766
1,281
113
460
786
1,219
Other
Trading
Wealth
Fees and commissions
1H09
2H09
1H10


Fees and commissions income ($m)
Loyalty points redemption spike & ATM direct charging
Reduction in customer exception fees (cards, overdrawn accounts)
1,434
(183)
30
1,281
(158)
96
1,219
Down 15%
Up 2%
Down 5%
Up 9%
1H09
Trans. fees/comm
Underlying
2H09
Customer exception fees
Underlying
1H10

1 SCG is the Specialised Capital Group.

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Solid Markets and Treasury performance

Markets & Treasury income

- WIB Markets revenue of $459m was solid, although as the 1H09 result was exceptionally strong, the contribution was down 36% (up 25% on 2H09):
  - Strong Debt Markets trading revenue up 27% (up 24% on 2H09):
    - Improving credit spreads assisted the performance including a positive counterparty fair value adjustment
  - FX&CCE revenue down 60% (up 27% on 2H09):
    - Competition returned rapidly to FX markets leading to lower volumes and a narrowing of spreads
    - Reduction in FX volatility limited market opportunities
  - Customer activity was 52% of revenue, up from 47%
- Solid Treasury revenue up 10% (down 26% on 2H09):
  - Correct positioning for interest rate increases
  - Narrowing of credit spreads in liquid asset portfolio
  - Continuing narrowing of Bills/LIBOR spreads
- Decrease in VaR associated with both Markets and Treasury revenues reflects the roll-off of volatility experienced during the GFC

Markets revenue by division ($m)	1H09	2H09	1H10
Debt Markets sales and trading and Equities[1]	202	207	256
Foreign Exchange and Commodities, Carbon and Energy (FX&CCE)	511	160	203
Total	**713**	**367**	**459**
Markets revenue ($m)	**1H09**	**2H09**	**1H10**
Customer activity	337	224	238
Market trading activity	376	143	221
Total	**713**	**367**	**459**
Average VaR[2]	9.3	10.6	8.8

Treasury revenue ($m)	1H09	2H09	1H10
Net interest income	375	578	419
Non-interest income	14	3	10
Total revenue	**389**	**581**	**429**
Average VaR[2]	41.4	36.0	29.5

1 Represents Equity Derivatives component of Equities business only. 2 VaR at 99% confidence level, 1 day hold period.

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Expenses up 2%, with investment funded by productivity

Expenses

- Expense growth 2% despite continued investment in distribution:
  - Westpac Local rollout in Australia and NZ
  - Additional 19 branches, 7 business banking centres and 130 ATMs
  - Brand investment in BT Super for Life and banking franchises
- Expense to income ratio down 50bps to 39.9%, with banking expense to income at 38.8%
- Employee expenses up 4%:
  - Increased salary costs associated with additional front line investment and general fixed salary increases of 2% for non-managerial employees
  - Additional costs associated with business restructures and increased performance related pay accruals due to improving financial performance
  - Increased superannuation costs
- Equipment and occupancy up 11%:
  - Increased occupancy costs following rental increases, refurbishment and expansion of branches
  - Additional software amortisation expenses
- Other expenses down 3%:
  - Reduction in credit card reward point costs
- Merger savings delivered so far amount to $285m, well ahead of schedule, delivering 71% of planned expense synergies

Expense to income (%)


AGAAP
A-IFRS
Incl. St.George
50
50
49
48
45
47
48
46
44
45
42
40
40
40
2H03
1H04
2H04
1H05
2H05
1H06
2H06
1H07
2H07
1H08
2H08
1H09
2H09
1H10

Components of expenses ($m)


3,355
3,385
(142)
37
86
72
3,438
1H09
2H09
Merger synergies
Full period impact of distribution investment
Additional project investment
Net other
1H10

Cumulative merger synergies ($m)


22
143
285
400
1H09
2H09
1H10
FY11 target

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THE Westpac GROUP

Deferred expenditures Capitalised software balances were little changed over 2H09 New projects adding to capitalised software over the year included: Upgrade and refresh of various banking and infrastructure systems ($48m) Consolidation of enterprise payments system including automation of payment processing ($20m) Front end distribution ($13m) Additional impairments principally reflect the write-down of 3 small systems Deferred acquisition costs relate predominantly to the wealth business. The rise in 1H10 is principally due to certain deferred acquisition costs of around $ 54m (identified in St.George) that were previously included in other assets. Prior periods were not restated 28 139 586 134 (92) (63) (49) 656 1H09 Other deferred expenses Capitalised software 20 13 Other deferred expenses 180 126 Deferred acquisition costs 629 172 (111) (15) (3) 586 2H09 1H10 629 Opening balance 634 Closing balance 143 (122) (16) 0 Additions Amortisation Impairment Other Deferred expenses and capitalised software ($m) Expenses

Impairment charges1 ($m) 1 Includes the addition of St.George impairment charges. 2 2000-2005 reported under AGAAP; 2006 onwards reported on A-IFRS basis. Impairment charge to average gross loans (bps)2 Rebased to include St.George Asset quality Provision charges decline significantly 150 976 983 480 476 523 698 399 38 112 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2H08 1H09 2H09 1H10 Addition to economic overlay New CAPs New IAPs (net of writebacks and recoveries) 32 33 31 72 73 73 37 21 23 36 77 78 78 43 23 19 90 17 19 17 31 95 2000 2001 2002 2003 2004 2005 2006 2007 2008 1Q09 1Q09 1H09 2009 1H10 Ratio adjusted for the reclassification of interest

Business Unit Performance May 2010

Westpac RBB starting to benefit from Westpac Local rollout

Westpac RBB

Westpac RBB strategy

Strategy seeks to enhance the service to customers by expanding the reach and capability of our network

Central to this plan is the localising of our branch network by bringing back Bank Managers, individuals with increased skills and accountability, along with real ownership of their local branches

This approach allows us to be more pro-active in meeting customer needs and hence build deeper relationships and a stronger position within the local community

Westpac RBB brand strength

	Current	Change on prior period	Scorecard
Branches[1]	853	+ 5	✓
Customer facing FTE	10,279	+ 14	✓
NPS[2] **– Consumer**	-17.0	- 1.6% points	✗
NPS[2] **– Business**	-23.6	- 2.3% points	✗
Customers	4.96m	+ 53K	✓
Customers with 4+ products	24.8%	+ 0.8% points	✓
Employee engagement	81%	+ 3% points	✓
1st party distribution	59%	+ 4% points	✓

Program	Progress	Details
▪ Westpac Local	▪ Phase 1 is over 90% complete in terms of recruitment	▪ Drive deeper customer relationships by bringing back the Bank Manager ▪ Project includes a 10 month induction program for Bank Managers, providing them with skills necessary to run their business and be an active leader in the local community ▪ Since 2008 the project has filled 1,432 new roles, with a net FTE impact of +377 customer facing FTE ▪ The next phase will continue to focus on further sales force and leadership capability, and enhanced processes, systems, tools and policies
▪ Bank Managers	▪ 100% appointed	▪ Rewards, incentives and culture aligned with our vision to be the leading financial services company in Australia ▪ The Bank Manager position comes with responsibilities for running their own balance sheet, customer advocacy and employee engagement

1 Additional branches. 2 Source for NPS: Roy Morgan Research – NPS of main financial institution Aged 14+. Major banks includes simple average for WBC, ANZ, CBA, NAB and St.George Group (St.George Bank and BankSA). Data till Mar10. Net Promoter Score is a service mark of Bain & Company, Inc., Satmetrix Systems, Inc. and Mr. Frederick Reichheld.

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THE Westpac GROUP

Earnings impacted by funding cost increases and charging customers less for exception fees

Westpac RBB

Cash earnings	↓ 12%	▪ Cash earnings down 12% to $873m (down 5% on 2H09) ▪ Core earnings down 5% to $1,552m
Net interest income	↑ 7%	▪ Strong mortgage growth, up 21% ▪ Business lending down 2% (adjusting for customers moving to WIB) ▪ Deposits up 11% ▪ Balance sheet growth offset by increased funding costs
▪ Margins	↓ 13bps	▪ Higher funding costs leading to lower mortgage and business spreads ▪ Negative mix impact from strong growth in mortgages (lower spread) and lower business lending (higher spread)
Non-interest income	↓ 29%	▪ Approx. ($130m) due to one-off redemption of points into Qantas frequent flyer program ▪ Approx. ($120m) due to across the board exception fees cut in Oct 09 and lower fees from foreign ATM charges
Expenses	↑ 3%	▪ Expense growth higher after adjusting for rewards program not repeated ▪ Continued investment in our franchise and full period impact of Westpac Local roll-out
Impairments	↑ 35%	▪ Impairment charges up $78m to $302m (down 8% on 2H09) ▪ Consumer impairment charges up $27m, predominantly credit cards ▪ Business impairment charges up $51m biased towards property industry and Qld geography

Westpac RBB cash earnings ($m)


990
123
(138)
13
(103)
33
918
39
(67)
(56)
25
14
873
Down 7%
Down 5%
1H09
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H09
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H10

Westpac RBB lending portfolio composition (%)


78
18
4
Mortgages
Business lending
Personal lending (incl. cards)

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THE Westpac GROUP

Mortgages up 21%, with service-led strategy driving above system growth (1.8x banking system1): Investors accounting for 41% of new lending in 1H10 (up from 38% in 1H09), while first home buyers 16% (little changed from 15% in 1H09) 1st party originations averaged 59% in 1H10 and trending higher in recent months: Decreased LVR for new to bank customers to ensure increased serviceability levels in line with interest rate increases, while continuing to support existing customers Withdrew from the broker channel at RAMS 5% of growth contributed by RAMS Mortgage spreads down 12bps as repricing did not fully reflect higher funding costs Personal lending volumes (including credit cards) largely unchanged Mortgage growth consistently above system with 1st Party sales improving; personal lending flat 1 APRA Monthly Banking Statistics, 6 months to March 2010. First party originated mortgage sales (%) Westpac RBB mortgage growth versus banking system1 (times) Westpac RBB 50 56 62 68 Mar-09 Jun-09 Sep-09 Dec-09 Mar-10 0.5 1.0 1.5 2.0 2H07 1H08 2H08 1H09 2H09 1H10

RAMS developing the franchise network and deepening customer relationships

- RAMS cash earnings of $3.9m for 1H10
- Contributed 5% of Westpac RBB mortgage growth
- Franchisee mortgage settlements up 34% (down 19% on 2H09):
  - First Home Buyers returning to long-term average levels following phasing out of First Home Owners Grant that was in effect during 2009:
    - First Home Buyer represented 15% of RAMS 1H10 lending, down from 29% in 2009
- Areas of focus have been:
  - Continued growth in the network, with 5 new franchises in 1H10
  - Targeting growth in first time property segment via an integrated marketing campaign and a training and education program
  - Leveraging the strength of the brand to launch into new product categories:
    - Introduced RAMS branded Home & Contents Insurance and Deposit Bonds (utilising The Westpac Group manufacture)
    - Developing RAMS online transaction capability and branded deposit products for roll-out in FY10 and FY11 respectively

RAMS franchisee mortgages settled in period ($m)


2,500
2,000
1,500
1,000
500
0
34%
1H09
2H09
1H10

Focusing on growing franchise network

- RAMS is operated by a network of franchisees (not employees), and was acquired in January 2008
- Franchisees operate 69 outlets across Australia
- Money Magazine Non-Bank Lender of the Year 2009[1]
- Brand recognition extremely high at 84%[2]
- Ceased offering products via brokers in February 2010

1 Money Magazine June 2009. 2 D&M Research Pty Ltd.

The Westpac Group Investor Discussion Pack – May 2010 45

Sought to maximise the proportion of funding sourced via deposits. Initiatives to boost deposit growth: Total relationship focus across the network Branch scorecard realigned to give more weight to deposit balances Improved competitive positioning for deposits, with attractive term deposit rates Deposits up 11%: Household deposits 1.4x banking system1: Term deposits up 22% Term deposits now 40% of overall deposits, up from 36% Deposit spreads under pressure due to: Increase in competition Changes in portfolio mix, which saw an increase in the proportion of term deposits Deposit growth momentum, consistently above system 1 APRA Monthly Banking Statistics, 6 months to March 2010. Deposits ($bn) Westpac RBB deposit growth versus banking system1 (times) 11% Westpac RBB 0 40 80 120 1H09 2H09 1H10 Transactions Term deposits Savings (incl. on-line) 0.5 1.0 1.5 2.0 2H07 1H08 2H08 1H09 2H09 1H10

Business lending down 5%: Adjusting for $1.1bn of business transferred to WIB during period, business lending down 2% Property accounted for 18% of lending (down from 21% at 1H09), followed by Agriculture at 15% Approximately 70% of our business lending book has been repriced for higher risk premiums since October 2008 Business lending as at 1H10 by State (%) Business lending subdued across the market Business lending ($bn) Business lending as at 1H10 by industry (%) 5% Westpac RBB 41.0 40.2 40.1 1.1 1.1 33 36 39 42 45 1H09 2H09 1H10 Westpac RBB Customers transferred to WIB 5 22 26 28 5 14 NSW QLD SA/NT VIC/TAS WA Unallocated 7 8 6 6 20 18 15 10 10 Property Agriculture Business Services Construction Manufacturing Retail Wholesale trade Transport Other

WIB building on strategic competitive advantages Significant investment in our payments platforms to ensure reliability, improve customer experience and create additional product manufacturing opportunities Investment in our transactional and trade platforms to better support our customers Commenced Maintaining our transactional banking leadership Build on strong relationships developed throughout the GFC by supporting customers and staying open for business Build a more extensive customer contact model and target key industries for growth Ongoing, including throughout GFC Deepening customer relationships Leverage broader corporate, business and wealth distribution channels as a result of the increased customer base following the St.George merger Commenced Distribution Details Progress Program WIB Strategy built around being the clear number one institutional bank in Australasia We aim to extend our No. 11 position by: Further investment in people and technology in key areas such as transaction banking, trade, commodities and energy Further investing in capability in key industries, such as infrastructure and resources Improving core system stability for better reliability and customer experience WIB strategy (2)% points 74% Customer revenue (% of revenue) WIB brand strength Current Change on prior period Scorecard Lead Bank Score1 No. 1 + 1 position Relationship Strength Index1 No. 1 + 1 position Advocacy – Corporate & Institutional1,2 50% + 3% Employee engagement 81% + 3% points 1 Based on comparisons of Peter Lee Large Corporate and Institutional Relationship Banking survey results Australia, 2008-09. 2 Based on the question ‘If a colleague at another company wanted to add to their list of general relationship banks and sought your advice, which bank would you most likely to recommend”.

Earnings benefitted from strong 1H10 revenue and significant decline in impairment charges WIB cash earnings ($m)1 WIB revenue contribution (%) 92%  2% 9% 1% 411% Impairment charge down 92% to $73m (down 88% on 2H09) No new material individual impairments No repeat of 2009 margin lending losses A reduction in number of downgrades, combined with low new collective provisions Impairments Increased accruals for performance related pay consistent with the improved operating environment Expenses Strong customer flows and trading income in Debt Markets Non-interest income Repricing of facilities offset by lower loan balances (down 15%) Increased establishment fees and higher line fees Net interest income Cash earnings up 411% to $807m (up 298% on 2H09) Core earnings up 6% to $1,208m Cash earnings 2 1 Ordering of cash earnings components adjusted for ease of reporting. 2 Other includes revenues and write-downs from non-strategic assets and capital benefit. Up 28% Up 298% WIB 807 158 203 (249) 2 303 548 (14) (224) 286 (3) 1H09 Impairment charges Revenue Expenses Tax & NCI 2H09 Impairment charges Revenue Expenses Tax & NCI 1H10 12 3 12 15 5 12 41 Debt Markets FX&CCE Equities Transactional & Client Services Premium Business Group Hastings Other

Revenue contribution by business segments ($m) Market leading position supporting revenue growth Debt Markets revenue up 29%: Good customer flows and improved lending spreads Improved markets performance from higher sales, mark-to-market gains on the credit trading portfolio and effective risk taking Transactional & Client Services revenue up 14%, due to improved spreads FX&CCE revenue down 60%, reverting to more sustainable levels: Lower volumes as global players re-entering the market, increased competition Improved market liquidity reducing volatility, compressing spreads and lower volumes Premium Business Group revenue up 11%, due to higher deposit balances and stronger fee income Equities revenue up 38% due to: Share market recovery impacting positively on customer flows, including increase in broker volumes Growth in structured products and improved margins following return of investor appetite Hastings revenue higher, driven by $17m gain on North Queensland Airports sale +29% +14% -60% +11% +38% +117% +124% WIB 1 Other includes revenues and write-downs from non-strategic assets and capital benefit. 1 0 250 500 750 Other Hastings Equities Premium Business Group FX&CCE Transactional & Client Services Debt Markets 1H09 1H10

Lower lending offset by higher margins WIB continues to strengthen corporate and institutional client relationships: Customer revenue 74% of total revenue (up 5 percentage points from 1H09) Net loans down 15% to $70.2bn: Lending lower as customers continue to de-leverage, predominantly in 1Q10 Reduced exposure particularly to commercial property, financial institutions and the industrials and materials sector Partly offset by transfer of $1.1bn customer assets from Westpac RBB to WIB in 1H10 Deposits down 1% to $48bn, driven by a decrease in corporate cash as customers look for higher returns in other asset classes WIB net interest margin up 25bps to 1.65% (up 19bps on 2H09) principally due to high Debt Markets interest income from: Repricing the financing book for risk Establishment fees being brought to account (due to more facilities being repaid early) Institutional Bank net loans and deposits ($bn) WIB $1.1bn due to transfer of certain assets from Westpac RBB (added to 1H10 balances) 82.7 75.3 70.2 48.6 51.0 48.0 0 20 40 60 80 1H09 2H09 1H10 Net loans Deposits

Equities – improving fundamentals

WIB

- Over the last year the equities business has been focused on reducing risk in the portfolio and restoring the business to growth
- Changes included:
  - Enhancing The Westpac Group distribution platform for Westpac Securities
  - De-risking the portfolio by reducing concentrated exposures
  - Tightening risk processes and procedures
- The business now has a much stronger foundation for growth
- Key features of the performance include:
  - Margin lending volumes little changed over year, but have shown growth over the latest half
  - Margins higher, reflecting more appropriate pricing for risk
  - Stronger broking volumes up 7.5% from improved markets and increased marketing
  - Increased sales of structured products
  - Impairment write-back from provisions, as no longer required

Equities – key statistics

	1H09 ($m)	2H09 ($m)	1H10 ($m)
Revenue	69	57	95
Cash earnings	(89)	(6)	43

Margin Lending[1,2]	1H09	2H09	1H10
Total standard exposures	$3.5bn	$3.4bn	$3.6bn
Standard exposures - impairment charge	$5m	$1m	$0m
Total concentrated exposures	$0.5bn	$0.4bn	$0.4bn
Concentrated exposures >$10m	$313m	$183m	$186m
Concentrated exposures - impairment charge	$151m	$26m	($11m)
Total exposures	$4.0bn	$3.8bn	$4.0bn
Total Gearing / LVR	51%	40%	42%

1 Includes St.George portfolio. 2 Concentrated exposures are defined as loans >$3m where a single listed security represents more than 40% of the customer's portfolio, all loans exposed to illiquid managed funds and all Absolute Investment Loans (100% loan to value ratio with capital protection at maturity). Standard exposures are typically diversified portfolios to listed, liquid equities and funds.

The Westpac Group Investor Discussion Pack – May 2010

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THE Westpac GROUP

St.George Bank expanding network in identified areas of maximum return

St.George Bank

St.George Bank strategy

A highly targeted segment driven strategy, leveraging our market leading customer advocacy and well embedded local model. At the core of the strategy is the unique and innovative regional model, which is being further strengthened through a disciplined investment program to enhance multi-channel service delivery and to invigorate and extend our distribution and service capability

Reinforcing the proven value proposition of a bank that is 'Big enough, small enough' – a brand that genuinely seeks to understand its customers and is committed to building their financial wellbeing. Enhanced customer experience, being delivered through improved front line capability, e-solutions, business processes and through leveraging the unique staff engagement and culture of St.George and BankSA

St.George Bank brand strength

	Current	Change on prior period	Scorecard
Branches[1]	399	+ 2	✓
Customer facing FTE	4,568	+ 55	✓
NPS[2] – Consumer	-4.4	+ 5.0% points	✓
NPS[2] – Business	-17.1	+ 4.2% points	✓
Customers	2.65m	+20K	✓
Customers with 4+ products	23.1%	+ 1.5% points	✓
Employee engagement[3]	82%	+ 1% point	✓
1st party distribution	56%	+ 6% points	✓

Program	Progress	Details
▪ New regional based operating model	▪ 100% complete	▪ Regional model with national segment overlay seeking to ensure close affinity with local markets. Built on success of BankSA model ▪ Backed by business and retail segments of excellence ▪ Supported by one back office (brand, marketing, HR and finance)
▪ Rollout of stores in areas identified to maximise ROI	▪ Commenced in 2H09 and will be a long term project	▪ Additional 2 branches in 1H10 with another 6 identified for 2H10 prioritised based on return on investment (ROI)
▪ Rollout of product offerings leveraging The Westpac Group strengths	▪ Ongoing	▪ BT Super for Life launched through St.George / BankSA in January 2010 ▪ Credit cards with rewards program launched March 2010

1 Additional branches. 2 Source for NPS: Roy Morgan Research – NPS of main financial institution Aged 14+. Major banks includes simple average for WBC, ANZ, CBA, NAB and St.George Group (St.George Bank and BankSA). Data till Mar10. Net Promoter Score is a service mark of Bain & Company, Inc., Satmetrix Systems, Inc. and Mr. Frederick Reichheld. 3 Latest Employee Engagement data from 2009 versus 2008 Spot Survey.

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53

Cash earnings down 18%, charging customers less for exception fees and higher impairments

St.George Bank

Cash earnings	↓ 18%	▪ Cash earnings down 18% to $472m (flat against 2H09) ▪ Core earnings down 1% to $1,012m
Net interest income	↑ 5%	▪ Strong mortgage growth, up 15% ▪ Personal lending (including cards) up 8% ▪ Business lending down 4% ▪ Deposits up 12%
▪ Margins	↓ 9bps	▪ Higher funding costs feeding through to lower mortgage spreads, and to a lesser extent lower business spreads ▪ Negative mix impact from strong growth in mortgages (lower spread) and lower business lending (higher spread)
Non-interest income	↓ 18%	▪ ($37m) due to across the board exception fees cut in Oct 2009 ▪ ($12m) due to decline in foreign ATM fees
Expenses	↑ 1%	▪ Expenses relatively flat as merger benefits flow through ▪ Further investment in franchise, with additional 3 branches over year and more in pipeline
Impairments	↑ 67%	▪ Impairment charges up 67% to $331m (down 16% on 2H09) ▪ Consumer resilient, $5m impairment charges improvement mostly due to personal loans ▪ Business impairment charges up $121m, which are concentrated in the property sector



St.George Bank cash earnings ($m)
573
74
(17)
(10)
(198)
48
470
(13)
(44)
3
65
(9)
472
Down 18%
Flat
1H09
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H09
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H10



St.George Bank lending portfolio composition (%)
70
26
4
Mortgages
Personal lending (incl. cards)
Business and corporate lending

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THE Westpac GROUP

St.George Bank 'Big enough, small enough' proposition resonating with customers and delivering good momentum

St.George Bank

- 'Big enough, small enough' (BESE) proposition is resonating with customers and has strong fit with the St.George Bank brand:
  - 32% of customers more likely to consider St.George Bank with BESE positioning[1]
- Brand investment and bedding down of new business model has contributed to:
  - Mortgages, growing at 1.2x system[2] (well up on pre-merger growth of 0.7x system in 2H08)
    - First Home Buyers 14% of new lending
    - 1st party originations up to 56%, from 52%
    - Mortgage spreads down 27bps as increase in rates did not fully offset rising funding costs
  - Household deposits growing at 1.0x system[2] (well up on pre-merger growth of 0.6x system in 2H08)
    - Majority of growth in term deposits
    - Deposit spreads up 24bps
  - Business product penetration growing and diversifying away from property concentration:
    - Property was 38% of 1H10 lending, and is now 43% of business portfolio, down from 45%
    - Around two thirds of the portfolio has been repriced since onset of GFC to more appropriately reflect risk
  - Best customer retention result in five years
  - Consumer customers with 4+ products up 3 percentage points to 23.1%

St.George Bank growth versus banking system[2] (times)



Mortgages
Household deposits
1.4
1.2
1.0
0.8
0.6
0.4
2H08
1H09
2H09
1H10

Flow of business lending by industry in 1H10[3] (%)



38
25
16
7
7
4
3
Property
Other Diversified Industries
Professional & Business Services
Manufacturing & Wholesale
Leisure & Hospitality
Health
Auto Finance

1 Source: St.George consumer survey, May 2009. All Respondents St.George customers and prospects (N=4,581); Appeal and Consideration 5 point scale; Other measures 4 point scale. 2 APRA Monthly Banking Statistics, 6 months to March 2010. 3 Business lending incorporates both small business and corporate lending. St.George corporate customer segment includes customers with facilities that typically do not exceed $150 million.

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THE Westpac GROUP

BankSA cash earnings strong, with low impairments

St.George Bank

Cash earnings	↑ 9%	▪ Cash earnings up 9% to $109m (up 1% on 2H09), representing 23% of St.George Bank cash earnings ▪ Core earnings up 10% to $164m
Net interest income	↑ 10%	▪ Strong mortgage growth, up 16% ▪ Personal lending (including cards) up 5% ▪ Business lending down 1% ▪ Deposits up 12%
▪ Margins	↓ 2bps	▪ Higher funding costs feeding through to lower mortgage spreads, and to a lesser extent lower business spreads ▪ Negative mix impact from strong growth in mortgages (lower spread) and lower business lending (higher spread)
Non-interest income	↓ 12%	▪ ($6m) due to across the board exception fees cut in Oct 2009
Expenses	Flat	▪ Merger benefits and productivity gains offsetting increased salary costs
Impairments	↑ $4m	▪ Impairment charges $9m, with impaired assets only 0.04% of TCE ▪ Consumer performing well, with impairment charges up only $2m ▪ Modest increase in business impairment charges, up $2m



BankSA cash earnings ($m)
100
4
1
(1)
4
0
108
16
(6)
1
(8)
(2)
109
8% growth
1% growth
1H09
Net II
Non-II
Expenses
Impairments
Tax & NCI
2H09
Net II
Non-II
Expenses
Impairments
Tax & NCI
1H10

South Australia's local bank

Franchise in strong shape:

- Net Promoter Score[1] significantly ahead of peers at 8% versus South Australian peer average 2%
- Strongest distribution network in the State. Compared to our nearest competitor, we have:
  - 49% more branches
  - 2% more ATMs

1 Source for NPS: Roy Morgan Research – NPS of main financial institution Aged 14+. Major banks includes simple average for WBC, ANZ, CBA, NAB and BankSA. Data till Mar10. Net Promoter Score is a service mark of Bain & Company, Inc., Satmetrix Systems, Inc. and Mr. Frederick Reichheld.

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THE Westpac GROUP

St.George Bank asset quality trends similar to prior periods St.George Bank business impairments continued to increase in 1H10, up 70bps to 3.05% Sector and geographic trends similar to prior periods: Property sector contributed 87% of the increase in impaired assets Within the Property sector, it was the deterioration in the residential property development market (particularly within WA and Qld) that was the main driver Residential property development suffered from significant falls in property valuations, due to reduced demand for completed stock in some areas or changed development potential 1 Other includes accommodation, cafes and restaurants, transport, finance and insurance. Impaired exposures of St.George Bank business TCE (%) Impaired exposures by State of St.George Bank stressed business TCE (%) Stressed exposures of St.George Bank business TCE (%) St.George Bank 1 0 4 8 12 16 1H09 2H09 1H10 Watchlist and Substandard 90 days past due well secured Impaired 0 2 4 6 8 10 NSW Vic Qld SA WA 1H09 2H09 1H10 0 20 40 60 80 100 1H09 2H09 1H10 Agriculture, Forestry & Fishing Manufacturing Wholesale trade Retail trade Property Other

BTFG leveraging off our Australian customer base

BTFG

BTFG strategy

Strategy built around more comprehensively meeting all of our Australian customers' financial services needs across banking, wealth, superannuation and insurance

The opportunity is significant, with less than 20% of our Australian banking customers having a wealth product with us

In particular, we aim to continue to: lead growth in platforms via BT Wrap and Asgard; have a stronger alignment of our planner footprint with our banking channels; and, accelerate growth in our insurance business through improved cross sell

BTFG brand strength

	Current	Change on prior period	Scorecard
Customer facing FTE	1,182	- 6	-
Customers with wealth product	1.47m	+ 40K	✓
Customers with insurance product	917K	+ 46K	✓
Employee engagement	76%	- 3% points	✗
FUM	33.7b	- 1%	✗
FUA	81.0b	+ 6%	✓
Super for life FUM	$685m	+ 33%	✓
Insurance cross sell rate	various	Slide 61	✓

Program	Progress	Details
BT Super for Life rollout to St.George Bank/BankSA	100% complete	Year long program to get system/sales support for Super for Life to be sold through St.George Bank and BankSA networks Successfully launched in January 2010 and averaged 2,533 sales per month in February and March through the St.George and BankSA networks
Apply Westpac cross sell experience to St.George Bank franchise	100% complete	Following introduction of new sales skills, techniques and products, insurance cross sell for St.George Bank is starting to improve (e.g. Home and Contents insurance at 39% in 1H10, up from 28% in 2H09)

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THE Westpac GROUP

Earnings growth driven by stronger markets and solid insurance result

BTFG

Cash earnings	↑ 40%	▪ Cash earnings up 40% to $301m (up 8% on 2H09)
Funds management cash earnings	↑ 37%	▪ Cash earnings up 37% to $172m (up 28% on 2H09) ▪ Average FUM up 12% over the year (spot $33.7bn up 15%), with margins flat ▪ Average FUA up 23% over the year (spot $81.0bn up 31%), with margins down 6bps ▪ Sector leading platforms (BT Wrap/Asgard) ▪ Expanding reach with BT Super for Life and Life Insurance on Wrap ▪ BTIM[1] contributed $6m to BTFG result
Insurance cash earnings	↑ 19%	▪ Cash earnings up 19% to $93m (down 18% on 2H09) ▪ Life insurance solid up 21% ▪ Lenders Mortgage Insurance up 40% over the year, but lower against 2H09 ▪ General Insurance down 20%, impacted by an increase in core insurance claims ▪ BTFG cross sell close to record levels and St.George Bank cross sell showing improvement, with strong upside
Capital and other cash earnings	↑ 227%	▪ Capital and other cash earnings up 227% to $36m (up 16% on 2H09) ▪ Capital rconservatively invested (mostly cash)
Expenses	↓ 1%	▪ Expenses little changed over last five halves, with merger and productivity savings offsetting continued investment and growth in volume related costs ▪ St.George integration proceeding well, delivering higher than targeted synergies

FUA and FUM	Change 2H09 – 1H10	
	Exclude market move	Include market move
BT Wrap/Asgard FUA	↑ 2%	↑ 5%
Corporate Super FUA	↑ 3%	↑ 5%
Total FUA	↑ **2%**	↑ **6%**
Retail FUM	↓ (2%)	↓ (2%)
Institutional FUM	↓ (1%)	↑ 7%
Wholesale FUM	↓ (17%)	↓ (11%)
Total FUM	↓ **(4%)**	↓ **(1%)**

BTFG cash earnings contribution (%)



57
31
12
Funds Management
Insurance
Capital and other

1 BTIM is BT Investment Management. For further information refer to their 2010 interim results at www.btfg.com.au.

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FUA - sector leading platforms and No. 1 in Retail Share of annual new business well above current market share in major categories Net flows improving as investor confidence returns, but still not at pre-GFC levels BT Wrap and Asgard platforms ranked No. 1 for market share and capturing $1 in every $4 of all new flows FUA margins lower, principally due to changes in asset mix BT Super for Life now has around 170,000 customers, with total FUM close to $700m (up 107%) 4 16 5 10 Corporate Super Current Aust. market share 29 23 Market share (%) Share of annual new business 2 1 Rank 1 20 BT Wrap/Asgard Platforms 1 19 Retail Rank Market share (%) Product Source: Plan for Life, December 2009. BT Super for Life cumulative semi-annual growth in customer numbers and FUM (‘000) FUA and FUM asset allocation (% of total) ($m) BTFG 0 50 100 150 200 Mar-08 Sep-08 Mar-09 Sep-09 Mar-10 0 200 400 600 800 Customer numbers (LHS) FUM (RHS) 40 31 33 16 24 23 13 15 15 16 16 16 5 5 5 10 9 8 1H09 2H09 1H10 Australian Equities Cash Fixed Income International Equities Property Other

Insurance result aided by market share growth in life insurance and improved cross sell Cash earnings up 19% to $93m Life insurance cash earnings up 21%: In-force premium growth of 10% driven by strong sales of recently launched life insurance products on Wrap platform Loss ratio at 40%, up from 34% Lenders Mortgage Insurance cash earnings up 40%: 2H09 up 72%, driven by rise in First Home Buyer 1H10 down 19% due to 46% fall in gross written premiums from June 2009 decision to reinsure all loans with LVR > 90% with a third party Loss ratios at 16%, down from 22% despite interest rates rising from the bottom of the cycle Insurance claims $9m General Insurance cash earnings down 20%: Gross written premium growth of 21% Total claims of $70m, predominantly from Melbourne and Perth storms Loss ratio at 76%, up from 72% St.George Bank cross sell rates1 improving, but below Westpac RBB, particularly for Home and Contents, highlighting further opportunity 1 Cross sell rates are defined as the number of risk sales divided by the total product sales. Improvements in insurance cross sell rates1 (%) Insurance cash earnings contribution ($m) Up 19% BTFG 70 49 34 18 39 50 30 16 28 49 31 17 0 20 40 60 80 Home & Contents Personal Loan Protection Credit Card Protection Mortgage Secure St.George Bank 2H09 St.George Bank 1H10 Westpac RBB 1H10 38 47 46 43 35 15 25 12 23 0 20 40 60 80 100 120 1H09 2H09 1H10 Life LMI General

Westpac NZ[1] turning the corner and increasing presence in Auckland market

Westpac New Zealand

Westpac New Zealand strategy

Strategy is aimed at improving sales force capability and increasing our presence in the key Auckland market and broadening our SME base across the country

Improving capability via a substantial rise in risk and sales training to improve volume and quality of sales

Expansion has focussed on new low cost community branches and additional speciality business bankers

Seeking to fund investment via productivity

Westpac New Zealand brand strength

	Current	Change on prior period	Scorecard
Branches	201	+ 5	✓
Customer facing FTE	3,409	+ 114	✓
NPS[2] – Consumer	-18%	+ 3% points	✓
NPS[3] – Business	-36%	+ 2% points	✓
Customer numbers	1.22m	+ 15K	✓
Customers with 4+ products	46%	+ 1% points	✓
Employee engagement	79%	+ 1% points	✓

Program	Progress	Details
▪ Westpac Local Operating Model	▪ 34% complete	▪ Program focussed on simplifying our branch operating model to improve customer service and interactions. Retail lenders are being upskilled to enable decisions to be made closer to the customer ▪ Established three Regional Boards, with localisation of credit decisions ▪ Opened 5 new branches across NZ, including 3 in Auckland ▪ Increased training of retail lenders with: 681 (62%) having enhanced credit authority limits to serve customers, with 300 (27%) more expected to receive in the next two months; 1100 (100%) have completed on-line credit training; and 120 (11%) have been on credit quality coaching workshops
▪ Expand business banker network	▪ 75% complete	▪ Target is to introduce 200 new business bankers ▪ Appointed an additional: 100 local business banks; 20 SME business bankers; 20 agri-business bankers; and 10 transactional bankers

1 Excludes WIB New Zealand. 2 Nielson Consumer Finance Monitor Toplines (March 2010). The data provided shows the six month rolling average. 3 TNS Conversa Business Finance Monitor rolling 4 quarters to March 2010.

The Westpac Group Investor Discussion Pack – May 2010 62

THE Westpac GROUP

Earnings impacted by elevated impairment charges and higher funding costs

Westpac New Zealand

Cash earnings	↓ 38%	▪ Cash earnings down 38% to $125m (up from $34m in 2H09) ▪ Core earnings down 19% to $383m
Net interest income	↓ 6%	▪ Good momentum across sectors, with mortgages up 6% ▪ Personal lending (including cards) down 6% ▪ Business lending up 1% ▪ Deposits up 7%
▪ Margins	↓ 18bps	▪ Repricing of lending book more than offset by higher funding costs, reflected in lower mortgage spreads (down 8bps) and business lending spreads[1] (down 24bps)
Non-interest income	↓ 21%	▪ ($30m) down due to lower exception fees following fee changes in Oct 2009
Expenses	↑ 2%	▪ Productivity savings supporting investment in franchise ▪ 1H10 expenses improved compared to 2H09
Impairments	↑ 13%	▪ Impairment charges up 13% to $208m, but down from 2H09 peak of $388m ▪ No new large impaired facilities ▪ Additional $60m in CAPs due to increased provisioning cover reflecting updated factors ▪ Housing and other consumer delinquencies stabilised ▪ Impaired Assets/Total TCE up 39bps to 1.27%

Westpac NZ[2] cash earnings (NZ$m)[3]



202
(9)
(21)
(11)
77
(204)
34
180
(28)
(24)
5
(42)
125
Down 83%
Up 268%
1H09
Net II
Non-II
Expenses
Tax & NCI
Impairment charges
2H09
Impairment charges
Net II
Non-II
Expenses
Tax & NCI
1H10

Westpac NZ loan portfolio composition (%)



68
29
3
Mortgages
Personal lending (incl. cards)
Business Lending

1 Calculated on a portfolio basis. 2 Excludes WIB New Zealand. 3 Ordering of cash earnings components adjusted for ease of reporting.

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THE Westpac GROUP

Solid balance sheet growth, particularly mortgages Investment in the franchise (particularly sales management) is generating good above system growth Mortgages (net of provisions) up 6%: Mortgages (gross of provisions) up 5%, 2.3x banking system1 Branch originations 70% of total flows (up from 66% at 1H09) Volume has shifted to floating rates (58% of flow), particularly in owner-occupied segment Mortgage spreads down 8bps as increase in rates did not fully offset rising funding costs Mortgages well within risk tolerance, with less than 10% of total portfolio with an LVR > 90% Personal lending (including cards) down 6% Deposits up 7%, 1.5x system growth1 Good growth in term deposits (up 21%) offset by lower savings account balances Deposit spreads down 29bps due to mix effects and intense competition, mostly in 2H09 1 RBNZ, 6 months to March 2010. New Zealand mortgage growth versus banking system2 (times) Total deposits ($bn) Up 7% Westpac New Zealand 0.0 1.0 2.0 3.0 2H07 1H08 2H08 1H09 2H09 1H10 0 10 20 30 1H09 2H09 1H10 Transactions Term deposits Savings (incl. on-line)

Business lending growth despite system decline Business lending (net of provisions) up 1%: Business lending (gross of provision) up 3% while total system1 contracted by 3% Business lending spreads2 down 24bps driven by higher funding costs Volume growth in retail and manufacturing sectors, while property largely stable In excess of 90% of the portfolio has some repricing since onset of GFC, to more appropriately reflect risk and increased cost of funding Business lending ($bn) 1 RBNZ, March 2010. 2 Calculated on a portfolio basis. Up 1% Business lending in 1H10 by industry (%) Westpac New Zealand 14.0 14.0 14.2 1H09 2H09 1H10 38 5 4 24 20 9 Property Agriculture, Forestry & Fishing Retail Trade Manufacturing Business Services Other

Earnings impacted by economic conditions and FX movement

Pacific Banking

Cash earnings	↓ 51%	▪ Cash earnings down 51% to $34m (up 3% on 2H09) ▪ Adverse FX impact of $12m ▪ Core earnings down 47% to $57m
Net interest income	↓ 23%	▪ In local currency: – Loans up 3% (down 24% in A$) – Deposits up 10% (down 14% in A$)
Non-interest income	↓ 49%	▪ Main drivers of decline were lower trading income, reduced volatility and tighter markets spreads in Papua New Guinea
Expenses	↓ 13%	▪ Expenses lower in A$ but higher in local currency due to upgrading of the international banking platform, implementation of enhanced anti-money laundering system capability and credit assessment capability introduced in 2H09
Impairments	Flat	▪ Impairment charges were unchanged over 1H09 at $4 million, with no new large impaired facilities emerging over the half

Pacific Banking cash earnings ($m)


Down 54%
Up 3%
69
(9)
(30)
0
(15)
23
38
(5)
33
9
4
(6)
15
(14)
41
(7)
34
1H09
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H09 (ex-FX)
FX trans
2H09
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H10 (ex-FX)
FX trans
1H10

FX impact on earnings: 1H10 v 1H09 (% change)	Reported	Excl. FX translation
Net interest income	(23)	0
Non-interest income	(49)	(33)
Expenses	13	(13)
Impairment charges	0	0
Tax & non-controlling interests	44	26
Cash earnings	(51)	(33)

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THE Westpac GROUP

Capital, Funding and Liquidity May 2010

Capital

Strong capital position

- Tier 1 ratio 8.6% up 53bps on 2H09
- Strong organic capital generation with earnings adding 103bps to capital over 1H10
- Higher dividend reinvestment participation (39%), coupled with employee share plans issuance contributed 7bps
- Small increase in RWA reduced Tier 1 by 4bps. Low RWA growth reflects strong growth in low risk mortgages offset by a reduction in higher risk business lending
- High capital levels, low portion of hybrids, and strong capital generation positions The Westpac Group well for regulatory change

Key capital ratios (%)	1H09	2H09	1H10
Tier 1 ratio	8.4	8.1	**8.6**
Tier 1 ratio (FSA[1])	10.9	10.7	**11.4**
Total capital ratio	11.4	10.8	**10.8**
Fundamental capital ratio	6.7	6.6	**7.1**
Fundamental capital ratio (FSA[1])	9.1	9.0	**9.7**
Tier 1 capital / tangible assets[2]	4.0	4.1	**4.3**
Risk weighted assets	$280bn	$289bn	**$290bn**

Tier 1 capital movement half on half (%)



8.37
1.66
6.71
83bps
(39bps)
(25bps)
(25bps)
(20bps)
8.11
1.54
6.57
103bps
(49bps)
(4bps)
7bps
(4bps)
8.64
1.53
7.11
Hybrid tier 1
Fundamental tier 1
1H09
Cash earnings
Net dividend
RWA movement
NZIRD
Other
2H09
Cash earnings
Net dividend
RWA movement
New capital issued
Other
1H10

1 UK Financial Services Authority calculates capital and RWA differently. This capital measure is more relevant for international comparisons. 2 Tangible assets are total assets less Tier 1 deductions.

The Westpac Group Investor Discussion Pack – May 2010 68

Strong capital generation Capital The Westpac Group is a significant generator of organic capital: Strong return on equity of 16.6% sees earnings contribute around 1% to growth in capital ratios Risk weighted asset growth expected to continue to be moderate given: Solid growth in mortgages Business credit growth remaining lower As asset quality improves companies being upgraded will reduce RWA (positive pro-cyclicality) Further capital benefits and flexibility: St.George advanced accreditation expected to positively contribute to capital Contingent capital of $1bn (approx. 34bps, convertible at The Westpac Group’s option) Strong organic capital generation will support transition to new regulatory environment Impact of changes in cash earnings on capital 103 83 82 Impact on capital (bps) 651 37 (310) Cash earnings change on prior period ($m) 2,983 2,332 2,295 Cash earnings ($m) 1H10 2H09 1H09 22 (47) (30) Total pro-cyclicality impact (1) Nil Nil Change in regulatory expected loss 19 (38) (24) Change in impairment charges 4 (9) (6) Change in credit quality 1H10 2H09 1H09 Impact on capital ratios (bps) Pro-cyclicality of capital

Strong fundamental capital ratios under any measure

Capital

Westpac capital ratios under international standards[1] (%)


7.1
9.7
10.4
8.6
11.4
12.1
10.8
14.1
14.8
Fundamental Tier 1
Tier 1
Total Regulatory Capital
APRA
FSA
OSFI

Fundamental capital ratios international comparisons (%)


Australia (APRA)2
United Kingdom (FSA)3
Canada (OSFI)4
7.1
8.5
6.8
6.8
9.7
10.0
9.4
11.0
10.4
9.6
8.2
9.3
7.9
7.5
WBC
Peer 1
Peer 2
Peer 3
WBC
Peer 1
Peer 2
Peer 3
WBC
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5

Major differences	APRA	FSA	OSFI
Net dividends deducted	Yes	No	No
DTA & certain capitalised expenses deducted	Yes	No	No
Only deduct intangibles excluding goodwill in excess of 5%	No	No	Yes
Full deduction for investments in insurance and/or funds management subsidiaries	Yes	No	No
IRRBB RWA included	Yes	No	No
Downturn LGD floor for mortgages	20%	10%	10%

Major differences	APRA	Basel III
Net dividends deducted	Yes	Unclear
Deductions:		
▪ Deferred tax assets, intangibles and investment in non-consolidated subsidiaries[5]	Yes	Yes
▪ Some reserves and minority interests	No	Yes
▪ Deductions applied 100% to Tier 1	No	Yes
Market risk using stressed VaR	From 2011	Yes
Counterparty credit risk	No	Yes
Building buffers through capital conservation	No	Yes

1 Financial Services Authority (FSA) and Office of the Superintendent of Financial Institutions (OSFI) calculations are estimates based on Westpac's application of publicly available standards. 2 Peer 1 at 31 Mar 2010, Peer 2 at 31 Dec 2009 and Peer 3 at 30 Sept 2009. 3 UK Peer data at 31 Dec 2009. UK Peers include Barclays, HSBC, and RBS. 4 CAD Peers include Bank of Montreal, CIBC, RBC, Scotia Bank and TD and data at 31 Jan 2010. 5 Basel deductions are 100% from Tier 1, whereas APRA are currently 50% from Tier 1 and 50% from Tier 2.

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THE Westpac GROUP

Factors influencing the return on equity Westpac’s return on equity was higher over the half at 16.6% (up from 13.4%). The increase was driven by: Cash earnings growth of 30% 3% rise in average ordinary equity reducing ROE by 0.6 percentage points Return on equity will continue to be affected by: Turnaround in economic conditions, which will impact earnings quality and impairment charges Equity dilution will be lower as no new equity issues since early 2009. New share issuance, likely be limited to normal DRP and employee shares Amortisation of intangibles following the merger with St.George (no impact to return on tangible ordinary equity) Measures the return on equity deployed in the business More accurately measures businesses’ returns over time, not distorted by movements in intangible items A more relevant benchmark across companies Provides a better link to dividend payment capacity Return on tangible ordinary equity an important measure of returns 25.1 23.9 21.2 Average tangible ordinary equity ($bn) 36.0 34.8 32.2 Average ordinary equity ($bn) 23.8 19.5 21.7 Cash earnings to average tangible ordinary equity 13.4 2H09 14.3 1H09 Cash earnings to average ordinary equity Returns on equity % 16.6 1H10 Capital

Solid funding profile Over the last 3 years The Westpac Group has sought to significantly strengthen its funding profile with higher quality funding and more liquidity Some changes made to how stable funding ratio calculated to reflect emerging global practice: Includes equity and excludes netting of excess liquids from short term wholesale funding A target above 75% remains appropriate, currently 79% Within stable funding, deposits play a key role: The Group seeks to ensure it maintains a strong and stable deposit funding base Customer deposits represent 57% of net loans Maintained strong liquidity position of $80bn at 1H105, covers all offshore maturities for more than 12 months 1 Represents % of total funding including Equity and no netting of excess liquid assets. 2 Stable funding ratio calculated on the basis of customer deposits + long term funding + equity + securitisation, as a proportion of total funding. 3 Prior to the merger with St.George. 4 Equity less FX translation, Available for Sale Securities and Cash Flow Hedging Reserves. 5 All liquid assets are repo eligible with a central bank. 2008 comparatives do not include St.George. Funding & Liquidity Funding composition by residual maturity1 (%) Stable funding ratio2 3 4 Liquid assets5 ($bn) 45 62 74 80 44 52 50 7 7 5 4 5 6 14 10 10 1 3 3 16 11 10 20 11 11 FY08 FY09 1H10 Wholesale Offshore <1Yr Wholesale Onshore <1Yr Securitisation Wholesale Offshore >1Yr Wholesale Onshore >1Yr Equity Customer deposits 20 30 40 50 60 70 80 90 2H08 1H09 2H09 1H10 Other liquids Self securitisation The Westpac Group Investor Discussion Pack - May 2010 72

Well established and diverse global funding franchise Westpac has a strong global funding franchise that focuses on maintaining a diverse portfolio across regions, currencies, investors and tenors Lengthened tenor of funding in 1H10, raising $29bn from diverse sources, of which: Tenor of new term funding lengthened to 5 years, from 4.2 years at FY09 Tenor of short term funding in the last 12 months has lengthened to 119 days, from 75 days Weighted average maturity of new long term wholesale funding (years) Term debt maturity profile ($bn) Weighted average maturity of short term wholesale funding (days) Funding & Liquidity 1 For the period from 1April 2010 to 30 September 2010. 1 0 1 2 3 4 5 6 1H09 2H09 1H10 0 20 40 60 80 100 120 140 1H09 2H09 1H10 0 10,000 20,000 30,000 FY10 FY11 FY12 FY13 FY14 >FY14 The Westpac Group Investor Discussion Pack - May 2010 73

Retail funding costs higher over the year

Funding & Liquidity

- Customers received much higher relative interest rates on retail deposits over the last 12 months (relative to market rates)
- Higher relative interest rates paid to customers impact The Westpac Group's funding costs. The higher costs are principally due to increased competition with:
  - Term deposits rates relative to market (BBSY) up 58bps over 1H10
  - Online interest rates relative to market (cash rate) remain stable at 58bps over 1H10
- A change in the mix of deposits, with more higher cost term deposits and more online accounts has further increased funding costs


Australian term deposit interest rates over BBSY (bps)
Term deposit rates at March 2010 were around 124bps higher than comparable market rates (BBSY)
Term deposits in last month were written at approx. 60bps above BBSY
(44)
(4)
66
124
60
Sep-07
Sep-08
Sep-09
Mar-10
Current


Australian customer deposits % of total
100%
80%
60%
40%
20%
0%
1H09
2H09
1H10
Term Deposit
Transaction
Savings (incl. on-line)


Australian eSaver (on-line) interest rates over official cash rate (bps)
Rates for high interest on-line accounts are around 58bps higher than the cash rate
(7)
3
58
58
Sep-07
Sep-08
Sep-09
Mar-10

The Westpac Group Investor Discussion Pack – May 2010
74

75 Wholesale funding costs continuing to rise Average cost of wholesale funding 1 Estimates are based on a range of assumptions around lending growth, deposit growth and the cost of funding, which may differ from actual outcomes. Proactive in funding markets: Supporting continued lending growth Reverse enquiry from diverse investor base Further lengthened funding profile with average term of new term issuance at 1H10 of 5 years Funding markets remain open but cautious due to recent global events (eg. Greece; Portugal) Funding & Liquidity (bps) (%) Estimate1 Range of estimated future average total w’sale funding costs (RHS) Range of potential future average wholesale funding costs. Actual outcome depends on loan growth, deposit growth and the cost of new funding 0 20 40 60 80 Mar-06 Sep-06 Mar-07 Sep-07 Mar-08 Sep-08 Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 0 20 40 60 80 100 120 140 160 180 200 Term funding as a % of Total Wholesale Marginal cost of Australian term wholesale funding (RHS) Average cost of total wholesale funding (RHS)

Asset Quality and Risk Management May 2010

Low risk balance sheet composition Asset quality On balance sheet lending (%) as at 31 March 2010 Mortgages, 64% Business, 22% Corporate,2 10% Other consumer,3 4% Total exposure by region (%) as at 31 March 2010 Australia, 89% NZ/Pacific, 9% Other, 2% Exposure by risk grade1 as at 31 March 2010 ($m) Risk grade Australia NZ / Pacific Americas Europe Asia Group % of Total AAA to AA- 64,050 4,690 983 379 256 70,358 10 A+ to A- 30,262 2,681 1,406 2,226 248 36,823 5 BBB+ to BBB- 40,887 6,659 1,280 1,355 450 50,631 8 BB+ to BB 51,163 6,231 315 559 426 58,694 9 BB- to B+ 56,663 5,043 120 144 - 61,970 9 <B+ 16,211 2,929 260 152 33 19,585 3 Secured consumer 315,144 30,219 - - - 345,363 51 Unsecured consumer 31,613 3,569 - - - 35,182 5 Total committed exposure 605,993 62,021 4,364 4,815 1,413 678,606 Exposure by region (%) 89% 9% <1% <1% <1% 1 Exposure by booking office. 2 Corporate is predominately our institutional clients in the WIB portfolio. 3 Other consumer includes credit cards, margin lending and personal loans. 77

Total committed business and corporate exposure1 by risk grade (%) Total committed exposure1 by customer segment (%) 1 Total committed exposures include outstanding facilities and un-drawn commitments that may give rise to lending risk or pre-settlement risk. 2 Other consumer includes credit cards, personal lending and margin lending. Mortgages have been the main source of growth The quality of the business and corporate books stabilised in 1H10 Portfolio focused on residential mortgages 2 Includes St.George Includes St.George Asset quality 18 17 20 19 18 12 12 9 8 8 8 9 8 6 5 1 2 2 3 3 15 12 11 10 10 0 10 20 30 40 50 60 Sep-08 Mar-09 Mar-09 Sep-09 Mar-10 <B+ BB+ to B+ BBB+ to BBB- A+ to A- AAA to AA- 40 42 44 48 50 19 19 21 20 19 35 33 29 26 25 6 6 6 6 6 0 20 40 60 80 100 Sep-08 Mar-09 Mar-09 Sep-09 Mar-10 Other Consumer Consumer Mortgages Business Corporate

Portfolio diversified across industries Total committed exposure and outstandings – as at 31 March 2010 ($m) 1 1 Undrawn includes commitments that may give rise to lending risk. 2 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. 3 Property includes both residential and non-residential property investors and developers, and excludes real estate agents. 4 Construction includes building and non-building construction, and industries servicing the construction sector. 2 3 4 Industry mix of portfolio broadly stable, except for decrease in Property lending and increase in lending to Government, administration and defence Asset quality 0 15,000 30,000 45,000 60,000 75,000 90,000 Other Mining Accommodation, cafes and restaurants Construction Utilities Transport and storage Property and business services Agriculture, forestry and fishing Services Government, administration and defence Manufacturing Trade Property Finance and insurance Outstandings Undrawn commitments

Top 10 single name exposures to corporations and NBFIs down, close to 1% of total committed exposures Largest corporation and NBFI single name exposure represents 0.1% of TCE All of the top 10 exposures to corporations and NBFIs are above investment grade: 6 of top 10 Corporate and NBFI exposures rated A- or above Top 10 exposures to corporations and NBFIs – as at 31 March 2010 ($m) S&P rating or equivalent Top 10 exposures to corporations and NBFIs –as a % of total committed exposure (%) Low single name concentrations Includes St.George Asset quality AA A- A- A- BBB- A- BBB+ BBB- A BBB+ 0 200 400 600 800 1,000 0 1 2 3 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 1H10

1 Westpac’s impaired assets from 2005 reflect APRA's prudential approach to the adoption of A-IFRS by ADIs to include consumer accounts > 90 days past due but not well secured. Stressed exposures at 3.18% of TCE (up 9bps from 2H09): Increase in stressed exposures has moderated Increase largely due to property sector and to a much lesser extent trade and utilities Impaired assets up 14% in 1H10 compared to up 168% in 2009 No material impact from write-offs in 1H10 90+ days past due well secured higher from mortgages and property facilities Stressed exposures stabilising in 1H10 Stressed exposures as a % of total committed exposures1 (%) Rebased to include St.George Net change in stressed exposures by sector ($m) Asset quality 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 2001 2002 2003 2004 2005 2006 2007 2008 1Q09 1Q09 1H09 3Q09 2009 1Q10 1H10 Watchlist & substandard 90 days past due well secured Impaired -500 500 1,500 2,500 3,500 4,500 Property & business services Trade Utilities Agriculture, forestry & fishing Manufacturing Retail lending Finance & insurance Construction Other 1H10 2H09

Partial write-offs of 3 large corporates & margin lending facilities Movement in impaired assets as a % of TCE by business unit (bps) Movement in watchlist and substandard assets as a % of TCE by business unit (bps) Movement in stressed exposures by business units Mainly due to increase in impaired assets in the property sector Commercial business - including commercial property Movement in watchlist and substandard assets has moderated Asset quality 63 50 57 1 4 0 1 1 6 (3) 3 0 10 20 30 40 50 60 70 1H09 Westpac RBB WIB St.George NZ 2H09 Westpac RBB WIB St.George NZ 1H10 252 156 8 50 33 4 1 2 1 4 (4) 255 0 40 80 120 160 200 240 280 1H09 Westpac RBB WIB St.George NZ Other 2H09 Westpac RBB WIB St.George NZ 1H10

Composition of impairment charges Impairment charges by quarter ($m) 1 Westpac Institutional Bank customers excluding PBG. 2 Australian business includes business customers in St.George, Westpac RBB, and Premium Business Group (PBG), which are mostly commercial customers with exposures between $10m to $100m within the Institutional Bank. 1 2 Asset quality Development property in Australia, mostly WA and SE Qld Small business stress continuing 4Q09 No institutional charge given provision releases Lower NZ and Australian business 1Q10 Consumer stress increased from lag effects of slowing economy Downgrades in commercial property Development property in Australia and New Zealand Early signs of small business stress Economy impacting commercial sector Margin lending Higher economic overlay Dominated by companies directly impacted by GFC 2Q10 3Q09 2Q09 1Q09 0 200 400 600 800 1,000 Institutional Aust Business Aust Consumer New Zealand Other (incl. Eco Overlay)

Commercial property portfolio well diversified

Asset quality

- Commercial property represents 8.0% of TCE and 9.6% of gross lending at March 2010, down from 10% & 13% respectively at December 2008
- Portfolio is well diversified across names, States and sectors
- Sub-limits for exposures >$10m actively monitored to limit concentrations to developers, investors, diversified property groups and property trusts
- 'Commercial' sector includes offices, as well as groups diversified across multiple asset classes including office and non-office properties

Commercial property portfolio composition by borrower type (%)


48
13
20
19
Exposures <$10m
Developers >$10m
Investors >$10m
Diversified Property Groups and Property Trusts >$10m

Commercial property portfolio composition by sector (%)


Commercial offices & diversified groups, 57%
Residential, 20%
Retail, 14%
Industrial, 9%

Commercial property portfolio composition by region[1] (%)


28
23
14
13
8
7
7
NSW & ACT
VIC
QLD
SA & NT
WA
NZ & Pacific
Institutional

1 Geographic regions are shown by booking office location.

The Westpac Group Investor Discussion Pack – May 2010
84

Commercial property the source of most stress

Asset quality

Segment[1] Exposures		TCE ($m)	% of Group TCE	% Stressed[2]	Comments
Australia <$10m		23,638	3.5	12.4%	▪ Diverse portfolio, with market turnover and development activity more resilient than for larger assets ▪ Moderate increase in stressed exposures consistent with general portfolio trends
Australia >= $10m	Diversified property groups and property trusts[3]	10,214	1.5	11.3%	▪ Increase in stressed percentage mainly driven by reduction in denominator as institutional customers reduce gearing
	Investment	10,091	1.5	8.2%	▪ Slight improvement in stressed exposure over 1H10, although conditions in some markets are expected to remain relatively weak
	Development	6,475	1.0	39.5%	▪ Cost over-runs and delays contributed to higher levels of stressed assets ▪ Development site values remain depressed ▪ Increase in stressed exposure is not confined to particular geographic areas, and reflects a combination of a reduction in total exposure, builder performance and construction issues, as well as slow sales and leasing for some projects
New Zealand		3,675	0.5	20.8%	▪ Performance continues to perform below portfolio averages, reflecting continued weakness in economic conditions
Total[4]		54,311	8.0	15.2%	▪ 8.0% of TCE and 9.6% of gross lending at March 2010, down from 10% & 13% respectively at December 2008

1 Geographic segments are shown by booking office location, New Zealand excludes WIB managed exposures. 2 Stressed exposures include watchlist, substandard, 90+ days past due well secured and impaired assets. 3 Includes exposures relating to both investment and development activities. 4 Total includes $218m of Pacific Banking exposures.

The Westpac Group Investor Discussion Pack – May 2010 85

THE Westpac GROUP

Australian business portfolio – WIB asset quality Impaired exposures up 11bps to 0.8% of the WIB portfolio at 1H10 (stable on 2H09): No significant write-offs Top 10 impaired exposures account for 39% of impaired exposures, down from 78% at 1H09 Significant decline in impairment charge, particularly large corporates Stressed exposures increased by 212bps to 4.6% of the WIB portfolio1 at 1H10 (up 26bps on 2H09): Increase driven by medium sized corporates (particularly property) partially offset by large corporates reducing exposure through de-leveraging Top 20 stressed exposures account for 32% of stressed exposures Primary focus on working through existing larger stressed assets Increase in stressed assets impacted by reduction in overall book size 1 2009 result and beyond includes Equities, Premium Business Group (which was transferred from Westpac RBB during 1H09) and a small number of St.George corporate and institutional customers. Comparatives have not been restated and do not include PBG or St.George. WIB provisions1 ($m) Institutional asset quality Stressed exposures as a % of WIB TCE (%) 0 500 1,000 1,500 2,000 2,500 1H09 2H09 1H10 Top 4 Single Names (IAP) Other IAP CAP 0 1 2 3 4 5 2003 2004 2005 2006 2007 2008 1H09 2H09 1H10 Watchlist & Substandard 90 days past due well secured Impaired 9 4 5 11 43 13 3 12 Agriculture, Forestry and Fishing Manufacturing Trade (Wholesale & Retail) Accommodation, cafes and restaurants Transport and storage Finance and insurance Property Other

Australian business asset quality

Australian business portfolio – well diversified

- Australian business portfolio is well diversified across industries, customers and geographies
- Stress increasing at a slower rate than 2H09, primarily due to:
  - Scale of new stressed exposures not as significant as last 12 months
  - Slowing number of property downgrades, although property still contributed 73% to dollar value increase in stressed assets
- Drivers of stress in property sector are:
  - Reduced valuations due to either lack of or reduced demand for completed stock
  - Reduced value due to changed development potential or failure of builder developers
- Make-up of stress in portfolio:
  - More predominant for larger commercial customers
  - WA & Qld contributing significantly to stress due to property exposure
  - Most industries performing well, however above average stress exists in the larger portfolios: Property, Manufacturing & Wholesale as well as pubs, clubs and accommodation

Australian business exposures by industry	% of Aust. business portfolio	% of sector stressed[1]	mvmt in % stressed (1H10 v FY09)
Property	32.7	16.2	↑ 3.8
All other industries	26.4	6.4	↑ 0.3
Retail trade	9.0	5.3	↑ 0.7
Agriculture, Forestry and Fishing	7.5	8.1	↑ 1.1
Manufacturing	7.4	12.6	↑ 0.4
Wholesale trade	6.2	12.6	↑ 2.2
Accommodation, cafes and restaurants	6.3	12.6	↑ 0.3
Transport and storage	4.5	4.7	↑ 0.7
Australian business exposures by geography	**% of Aust. business portfolio**	**% of State stressed[1]**	**mvmt in % stressed (1H10 v FY09)**
NSW/ACT	36.9	11.3	↑ 1.7
Qld	20.3	13.5	↑ 2.4
Vic	20.1	8.5	↑ 1.7
WA	11.6	13.0	↑ 0.6
SA/NT/Tas	11.1	6.0	↑ 1.2

1 Stressed exposures include watchlist, substandard, 90+ days past due well secured and impaired assets for the business portfolios included in The Westpac Group.

The Westpac Group Investor Discussion Pack – May 2010 87

1 PBG is the Premium Business Group, located within Westpac Institutional Bank. 2 Other includes accommodation, cafes and restaurants, transport, finance and insurance. Stressed exposures increased by 50bps from 2H09 to 6.19% of business TCE (up 228bps from 1H09): Portfolio impacts have been driven by deterioration in Qld portfolio across most industries (mining only industry to improve) Across other States the degree and scale of stressed exposures increased nominally (NSW & Vic) or reduced (WA & SA) Top 20 stressed exposures account for 9.4% of stressed exposures (down from 11.7% at 1H09) Impaired exposures increased by 10bps from 2H09 to 0.89% of business TCE (up 47bps from 1H09): Majority of increase driven by a few exposures across the Manufacturing sector and Property in Qld and NSW Top 10 impaired exposures account for 23.7% of impaired exposures (down from 34.5% from 1H09) Low relative stressed exposures compared to other business units is due to the Westpac RBB portfolio predominantly comprising small companies (typically facilities under $15m), and a lower proportion of property exposures where greater stress has been felt (Westpac RBB: 17.0%, PBG1: 46.8%, St.George Bank: 38.5%) Australian business portfolio – Westpac RBB sees slow down in growth of stressed assets in 1H10 Stressed exposures as a % of Westpac RBB business TCE1 (%) 2 Australian business asset quality 0 2 4 6 8 2007 2008 1H09 2H09 1H10 Watchlist and Substandard 90 days past due well secured Impaired 12 8 27 4 38 11 Agriculture, Forestry and Fishing Manufacturing Wholesale trade Retail trade Property Other

Australian business portfolio – St.George Bank sees continued increase in stressed and impaired assets St.George Bank has a broad business portfolio including larger facilities (up to $150m) and a higher level of commercial property exposures Stressed exposures increased by 183bps from 2H09 to 12.76% of business TCE (up 817bps from 1H09): Top 20 stressed exposures account for 19.9% of stressed exposures (down from 25.1% at 1H09) Rise in stress predominantly due to continued deterioration in commercial and residential property exposure, particularly in WA and Qld. Much of the decline has been due to a reduction in demand and an oversupply of land banks Impaired loans have increased by 70bps from 2H09 to 3.05% of business TCE (up 164bps from 1H09): Top 10 impaired exposures account for 30.9% of impaired exposures (down from 51.1% at 1H09) Rise predominantly due to downgrading of existing property related watchlist accounts to impaired 1 Other includes accommodation, cafes and restaurants, transport, finance and insurance. % Stressed exposures as a % of St.George Bank business TCE Australian business asset quality 1 0 4 8 12 16 2007 2008 1H09 2H09 1H10 Watchlist and Substandard 90 days past due well secured Impaired 5 3 23 5 63 2 Agriculture, Forestry and Fishing Manufacturing Wholesale trade Retail trade Property Other

New Zealand1 business portfolio sees stressed assets reducing in 1H10 % Stressed exposures as a % of New Zealand Business TCE (%) 1 Excludes WIB New Zealand. 2 Other includes accommodation, cafes and restaurants, transport, finance and insurance. New Zealand business asset quality 2 Stressed exposures down by 27bps from 2H09 to 15.97% of business TCE (up 242bps from 1H09): Slight improvement over 1H10 due to stabilisation in the overall transaction managed portfolio, with no large single name downgrades Stressed exposures are more broadly based given length of recession in New Zealand Top 20 stressed exposures account for 33% of stressed exposures (down from 39% in 1H09) Impaired exposures increased by 74bps from 2H09 to 2.18% of business TCE (up 122bps from 1H09) Majority of increase over 1H10 driven by property sector and companies downgraded from watchlist and substandard Top 10 impaired exposures account for 37% of impaired exposures (up from 21% in 1H09) 0 4 8 12 16 2005 2006 2007 2008 1H09 2H09 1H10 Watchlist and Substandard 90 days past due well secured Impaired 13 24 26 3 31 3 Agriculture, Forestry and Fishing Manufacturing Wholesale trade Retail trade Property Other

Australian consumer portfolio – performing well, although credit card delinquencies have increased

Australian consumer asset quality

- The overall credit quality of the consumer portfolio remains sound, however delinquencies have risen over 1H10 due to:
  - Delayed impact of 2009 rise in unemployment and reduction in hours worked
  - Interest rates rising
  - Some accounts provided assistance through the crisis have not been able to rectify their accounts and have become delinquent
- Mortgage 90+ day delinquencies:
  - Up 3bps on 2H09 (down 12bps on 1H09) to 35bps
  - Impact of customers who came out of Assist and went into delinquency was negligible in 1H10
  - Equivalent to 3,548 out of approx. 1.61m accounts
  - Mortgage losses[1,2] remain low at $21.6m for 1H10
- Credit Card 90+ day delinquencies:
  - Up 37bps on 2H09 (up 24bps on 1H09) to 119bps
  - 22bps of customers came out of Assist and went to delinquent positions over 1H10
  - Equivalent to 12,696 out of approx. 2.7m accounts
  - Credit card losses amount to $145m for 1H10


Australian mortgage³ and credit cards 90+ days delinquencies (%)
1.2
0.9
0.6
0.3
0.0
Credit cards
Mortgages
Incl. RAMS
Mar-07
Jun-07
Sep-07
Dec-07
Mar-08
Jun-08
Sep-08
Dec-08
Mar-09
Jun-09
Sep-09
Dec-09
Mar-10


Australian credit cards 90+ days delinquencies (%)
1.5%
1.2%
0.9%
0.6%
0.3%
2009-2010
2008-2009
2007-2008
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar

1 Net of mortgage insurance. 2 Before collective assessed provision charges. 3 Mortgages include Westpac RBB, St.George Bank and RAMS.

The Westpac Group Investor Discussion Pack – May 2010

91

Australian consumer – customers de-leveraging Customers continue to take a more conservative approach to finances and paying down debt 55% of Australian mortgage customers are ahead on repayments: Up from 54% at 1H09 and 53% at 1H08 Some customers keeping payments at higher levels to stay ahead Australian customers also paying more off their credit cards: Average credit card payments to balance ratio up to 47%, from 45% in 1H09 and 41% in 1H08 Customers continue to behave rationally in light of the external environment Australian credit card average payments to balance ratio (%) Australian mortgage customer – accounts ahead on payments (%) 2 1 ‘Behind’ is more than 30 days past due. 2 ‘On time’ is up to 30 days past due. 1 Australian consumer asset quality 0 10 20 30 40 50 Behind On time Up to 1 mth 1 to 12 mths 12 to 24 mths Over 24 mths Mar-08 Mar-09 Mar-10 38 40 42 44 46 48 1H07 2H07 1H08 2H08 1H09 2H09 1H10

Australian consumer – assisting customers in hardship Assist is a Group initiative helping customers facing financial difficulties: Established in November 2007, however hardship treatments were available prior to this date Inbound team reactively managing customers’ concerns Outbound team proactively contacting customers who could become delinquent in near future Assistance provided to approx. 22,000 customers over 1H10 59% of mortgage accounts that were re-aged through Assist are now current (i.e. up to date with their repayments) Over the last 6 months, the number of hardship cases across both Westpac RBB and St.George Bank has started to rise again, primarily due to: Rise in interest rates, reduced customer incomes, and increasing cost of living As at 1H10 customers who are in Assist are equivalent to: Approx. 6bps of mortgage customers Approx. 13bps of credit card customers Australian mortgage1 hardship Assist approvals 1 Westpac RBB and St.George Bank only excl. RAMS. Australian consumer asset quality Vic/QLD Bushfires Over-commitment (interest rates, unemployment) 0 200 400 600 800 1,000 1,200 Sep-07 Dec-07 Mar-08 Jun-08 Sep-08 Dec-08 Mar-09 Jun-09 Sep-09 Dec-09 Mar-10

Australian mortgage portfolio risk profile remains sound Australian mortgage portfolio $277bn Well collateralised mortgage portfolio: Average LVR based on current outstandings and value at origination is 44%, improved from 49% Additional cover from mortgage insurance, required where: Standard mortgage LVR > 80% Low Doc mortgage LVR > 60% Approximately 20% of mortgages originated with an LVR > 80% Less than 9% of mortgages originated with an LVR > 90% Low Doc lending (approx. 6% of portfolio) has additional risk mitigants: Lower LVRs (max 60% LVR without insurance, max 80% LVR with insurance, restricted cash out, must be acceptable location and limited security types) Australian mortgage portfolio2 ($bn) 1 Includes Westpac RBB and St.George Bank excl. RAMS. 2 Represents all brands (Westpac RBB, RAMS and St.George Bank) as indicated. 3 Average LVR of new loans is based on rolling 12 month window for each half year end period. Proportion of portfolio 13% 50% 37% 70.4% 46% 66.8% Total1 2H09 70.3% 44% 67.1% Total1 Total1 1H10 69.3% 49% 66.3% 1H09 Average LVR of new loans3 Australian mortgage portfolio Average LVR of portfolio at origination Average LVR based on current outstanding balances and value at origination Australian mortgage1 portfolio LVR distribution (%) Loan-to-Value Ratio (LVR) band % of portfolio Australian consumer asset quality 108 124 138 84 97 103 36 36 36 0 50 100 150 200 250 300 1H09 2H09 1H10 Owner occupied Investment Portfolio loan/line of credit 0 10 20 30 40 50 60 0-60% 60-70% 70-80% 80-90% 90-95% 95-97% 97- 100% LVR at origination LVR current outstanding balance & original valuation

Australian mortgage portfolio – small rise in delinquencies in 1H10, but losses low Australian mortgage portfolio delinquencies are still below levels from 1H09, but have started to increase in the last few months as a result of interest rate rises: 90+ day delinquencies up 3bps from 2H09 to 35bps Total portfolio losses in 1H10 remain low at $21.6m, due to low LVRs (particularly from recent increases in house prices), mortgage insurance and sound credit policies Properties in possession have fallen to: 282 properties at March 2010 versus 294 properties at March 2009, aided by house price appreciation WA and Qld have experienced greater rises in 90+ delinquencies than other States, due to these States being more exposed to the resource and property sectors Australian mortgage1 90+ days delinquencies by State (%) Australian mortgage1 delinquencies (%) 1 Australian mortgages includes Westpac RBB, St.George Bank and RAMS. 30+ days past due 90+ days past due Incl. RAMS Australian consumer asset quality 0.0 0.5 1.0 1.5 Sep-05 Mar-06 Sep-06 Mar-07 Sep-07 Mar-08 Sep-08 Mar-09 Sep-09 Mar-10 0.0% 0.5% 1.0% Sep-06 Dec-06 Mar-07 Jun-07 Sep-07 Dec-07 Mar-08 Jun-08 Sep-08 Dec-08 Mar-09 Jun-09 Sep-09 Dec-09 Mar-10 NSW Vic Qld WA SA

First home buyers (FHB) continue to perform well FHB growth has moderated, representing 13% flows (versus FY09 19%) or 12% stock FHB traditionally perform better than overall portfolio through this cycle, given: Early in career and benefit from income growth Often supported by two incomes in early stages Average FHB aged 32, not just entering workforce Tighter lending criteria applying to products FHB with current 90%+ LVR has fallen to 26% from 35% at origination, due mostly to balance repayments 90+ days delinquencies: FHB v non-FHB mortgages (%) Characteristics of FHB v WBC Aust mortgage (average) FHB LVR at origination v current LVR (%) Australian consumer asset quality 78 312 81 67 44 114 344 61 23 32 Age (year) Income ('000) Mortgage ('000) LVR (%) Insured (%) FHB WBC 0 10 20 30 40 0-60% 60-70% 70-80% 80-90% 90-95% 95-97% 97- 100% Origination Current 0.0 0.1 0.2 0.3 0.4 0.5 0.6 Apr-07 Oct-07 Apr-08 Oct-08 Apr-09 Oct-09 FHB Non FHB

Australian consumer asset quality

Lenders Mortgage Insurance consistent across brands

- The Group has aligned risk acceptance processes and reinsurance programmes of our two captive mortgage insurers, Westpac Lenders Mortgage Insurance (WLMI) and St.George Insurance Australia (SGIA)[1]:
- Underwriting standards have been tightened:
  - Maximum LVR on new business lowered to 85% for new to Westpac RBB customers, 90% for existing Westpac RBB customers, and 90% for new and existing St.George Bank customers
- Conservatively invested (in cash), so returns based on premium income and risk management, rather than markets
- Two stage reinsurance arrangement to manage risk:
  - Quota share with Genworth for portion of all mortgage insurance, and all loans with LVR > 90% written since June 2009
  - Additional stop loss insurance with a separate party to cover potential extreme loss scenarios
- Both WLMI and SGIA are strongly capitalised (separate from bank capital) and subject to APRA regulation:
  - WLMI capitalised at 1.36 MCR[2] and SGIA at 2.01 MCR[2]
- Scenarios confirm sufficient capital to fund claims arising from events with return periods of up to 1 in 250 years:
  - In a 1 in 250 years loss scenario, estimated losses for WLMI $260m and SGIA $252m (net of re-insurance recoveries)


Lenders Mortgage Insurance (LMI) structure
Not covered by LMI
75%
25%
Covered by LMI
Mortgage Insure:
• LVR > 80%
• low doc LVR > 60%
In house Mortgage Insurance cover
External Mortgage Insurance cover with Genworth
Quota Share Reinsurance
• 70% Westpac RBB and St.George Bank risk
• 40% RAMS risk
• 100% of mortgages with LVRs > 90% since June 2009
Stop Loss Reinsurance
• 30% Westpac RBB & St.George Bank risk
• 60% RAMS risk

1 LMI provides cover for residential mortgages originated under Westpac RBB and RAMS brand. SGIA provides cover for residential mortgages under St.George Brand.
2 Minimum Capital Requirements (MCR) determined by Australian Prudential Regulation Authority.

The Westpac Group Investor Discussion Pack – May 2010
97

New Zealand1 consumer portfolio trends stabilising Overall consumer delinquencies are down on 1H09 and stable since 2H09, but remain higher than Australia reflecting the severity of the recent recession Mortgage 90+ day delinquencies flat on 2H09 (down 7bps on 1H09) to 75bps Other consumer 90+ day delinquencies down 2bps on 2H09 (down 37bps on 1H09) to 154bps : Credit cards (around 84% of unsecured consumer TCE) 90+ day delinquencies down 2bps on 2H09 (down 8bps on 1H09) to 116bps Overall, long-term trend has stabilised, with early evidence of improvement, but there are risks due to the lagged impact of rising unemployment and potential interest rate increases by RBNZ later this year New Zealand consumer asset quality 1 Excludes WIB New Zealand. New Zealand 90+ day delinquencies (%) New Zealand mortgage delinquencies (%) 0.0 0.5 1.0 1.5 2.0 FY05 FY06 FY07 FY08 FY09 1H10 Mortgages Other consumer 0.0 0.2 0.4 0.6 0.8 1.0 Mar-07 Jun-07 Sep-07 Dec-07 Mar-08 Jun-08 Sep-08 Dec-08 Mar-09 Jun-09 Sep-09 Dec-09 Mar-10 % of Portfolio 30-60 Days % of Portfolio 60-90 Days % of Portfolio 90+ Days

Economics May 2010

100 Australian and New Zealand economic outlook Key economic indicators as at March 2010 Calendar year 2009 2010f 2011f World GDP -0.8 3.8 4.3 Australia1 GDP3 1.3 3.0 3.8 Private consumption3 2.2 3.0 3.4 Business investment2,3 -1.0 4.0 11.0 Unemployment – end period 5.5 5.0 4.8 CPI headline – year end 2.1 3.3 3.1 Interest rates – cash rate 3.75 5.00 5.50 Credit growth, Total – year end 1.5 5.0 8.5 Credit growth, Housing – year end 8.2 8.0 9.5 Credit growth, Business – year end -7.1 1.0 7.0 New Zealand GDP -1.6 3.4 4.4 Unemployment – end period 7.3 6.3 5.5 Consumer prices 2.4 2.4 2.7 Interest rates – official cash rate 2.5 3.75 5.75 Credit growth – Total3 0.8 5.3 7.9 Credit growth – Housing3 3.3 4.4 7.0 Credit growth – Business (incl. agriculture)3 -2.0 6.7 9.2 1 GDP and component forecasts were updated following the release of quarterly national accounts. 2 Business investment adjusted to exclude the effect of private sector purchases of public assets. 3 Annual average percentage change basis. Source: Westpac Economics. Economics

101 Australia has positive medium-term growth prospects Australia has a strong position compared to other advanced countries Like other advanced economies, the services sector dominates and is continuing to grow in importance: Communications was the fastest growing sector over last 20 years Education and tourism are major exports, with a focus on Asia The difference is that Australia is a major commodity producer and resources are the dominant export The growing emergence of commodity hungry China has driven a sharp lift in Australia’s terms of trade, boosting national income: Iron ore contract prices up 100% in 2010, coal prices up 40% – 55% Mining investment has responded, doubling over the last four years to be 4.25% of GDP in 2008/09 The outlook is very positive, particularly for energy: Investment in the LNG sector could rise from 0.5% of GDP to 2.5% within 5 years. Notable is the commencement of the $42bn Gorgon project Sources: ABS, Westpac Terms of trade up, as commodity prices rise (index) Sources: ABS, Westpac Economics Mining investment: upward trend to resume (% GDP) Economics 40 60 80 100 120 Dec-69 Dec-79 Dec-89 Dec-99 Dec-09 40 60 80 100 120 Terms of trade Forecasts to end 2011 0 1 2 3 4 5 6 1959 1969 1979 1989 1999 2009 2019 0 1 2 3 4 5 6

102 Australian States all have positive outlook in 2010 2010 year will be stronger for all State economies: The south-eastern States, which led the rebound in 2009, have considerable momentum heading into 2010, as they continue to benefit from aggressive monetary and fiscal policy stimulus The resource rich States, after a patchy performance in much of 2009, have rebounded, and in 2010 will benefit from rising global commodity prices State labour markets highlight that the economic recovery has become more broadly based and self-sustaining: Unemployment is trending lower in all key States WA and Qld labour markets having now turned the corner are joining the recovery elsewhere The boost from building will be a key growth engine this year and will be greatest in the south-east States: Particularly NSW, where dwelling approvals trended up 70% after prolonged under building Domestic demand rebounded over 2H09 (6mth % change) Sources: ABS, Westpac Economics Sources: ABS, Westpac Economics Building approvals, value ($bn, half year) Economics -2.0 1.3 0.3 0.7 1.3 0.9 2.0 3.0 3.3 3.9 -4 -2 0 2 4 6 Qld WA Aus Vic NSW Jun-09 Dec-09 0 4 8 12 16 NSW Vic Qld WA 2H08 1H09 2H09

103 Australian households relative high debt service ratio supported by strong asset and employment prospects Household debt has risen steadily over the last 20 years, although the rise has been mostly supported by higher asset values: Debt to asset ratio has risen from 8.2% in 1989 to 18% in 2008, bringing it in line with ratios in the US and UK Debt to income ratio has also risen from around 45% to 160% Households continue to comfortably meet their debt obligations: Aggregate debt servicing to income ratio reached highs in mid-2008 as high debt combined with a 16 year peak in interest rates Debt servicing to income ratio improved dramatically from mid-2008 as rates fell sharply – back to around 11% by mid-2009 Although loan arrears rose through this period, they remained low by both historical and international standards Household debt to asset ratio (%) Sources: US Fed, ABS, RBA, Westpac Household debt servicing ratio (% of income) Sources: US Fed, ABS, RBA, Westpac forecast Economics 4 8 12 16 20 24 Sep-85 Sep-89 Sep-93 Sep-97 Sep-01 Sep-05 Sep-09 4 8 12 16 20 24 Aus US 0 2 4 6 8 10 12 14 16 18 Sep-85 Sep-89 Sep-93 Sep-97 Sep-01 Sep-05 Sep-09 0 2 4 6 8 10 12 14 16 18 Aus US *interest plus principal

104 Australian housing strong market fundamentals Vacancy rates (%) Sources: ABS, Westpac Economics RBA rate vs lending rates (%) Sources: RBA, Westpac Economics Australian housing: pent-up demand (’000s) Sources: ABS, Westpac Economics Population growth (ann %) Sources: ABS, Westpac Economics Economics 0 1 2 3 4 5 6 7 Sep-94 Sep-99 Sep-04 Sep-09 Sydney Melbourne Brisbane latest -10 40 90 140 190 240 Sep-92 Sep-96 Sep-00 Sep-04 Sep-08 -10 40 90 140 190 240 Estimated housing stock deficiency Aus dwelling approvals (SA annualised) underlying demand 0.0 0.5 1.0 1.5 2.0 2.5 Sep-84 Sep-89 Sep-94 Sep-99 Sep-04 Sep-09 0.0 0.5 1.0 1.5 2.0 2.5 Total Contribution from net migration 0 2 4 6 8 10 May-01 May-04 May-07 May-10 0 2 4 6 8 10 RBA cash Variable mortgage rate * * standard rate, bank average –383bps –425bps

105 Australian businesses are not overly geared Australian businesses had considerable momentum entering the downturn, operating close to full capacity Strong profitability enhanced scope to fund investment from retained earnings. Profits (ex-mining) rose in 2Q09 Businesses strengthening balance sheets including: Declines in business credit A record $63bn of new equity raised by non-financial sector since the start of 2009 Gearing ratio for non-resource companies fell from around 95% in 2008 to 82% in June 2009 Asset write-downs have been largely offset by scaling back in debt and/or new equity raisings Businesses confidence has improved. They are hiring again after hoarding labour and the investment outlook has improved given: Stronger domestic conditions Resurgent China Improved commodity prices Major energy projects in pipeline Sources: RBA, Westpac Business gearing (ratio) Business credit (% annualised*) Sources: ABS; Westpac Economics Economics 40 50 60 70 80 90 100 110 Sep-81 Sep-85 Sep-89 Sep-93 Sep-97 Sep-01 Sep-05 Sep-09 40 50 60 70 80 90 100 110 All companies Non-resource companies * debt/shareholders' equity, book value, ex foreign co's and LPTs -20 -10 0 10 20 30 Mar-90 Mar-95 Mar-00 Mar-05 Mar-10 * 3mth % chg, annualised

106 Commercial property sees likely end to decline in occupied space Office vacancy continued to rise in 2H09 as completed supply and falling occupancy in some markets added vacant space to the market CBD office vacancy rose to 8%1 at the end of 2009. This is the highest since the start of 2005, but remains well below the average of 10.4% since the start of the 1990s Non-CBD office vacancy rose further, to 12.1%, which is the highest since 1995 and well above the average of 10.6% since the 1990s Net absorption (change in occupied stock) delivered a significant turnaround in 2H09 in most markets. In the major CBDs, a positive net absorption of 68,000 square metres in 2H09 was a stark turnaround from the loss of occupied space totalling 159,000 square metres in 1H09. Conversely, the suburban markets recorded higher loss of occupied space in 2H09 than 1H09, with the loss of almost 57,000 square metres With expectations of employment growth into 2010, the decline in occupied space is likely to have ended for the current cycle Source: PCA OMR 2010 Australian office vacancy rate (%) Australian office markets – net absorption (’000s) 1 Property Council of Australia’s office market report (PCA OMR), 2010. Economics 0 5 10 15 20 25 Jan-90 Jan-92 Jan-94 Jan-96 Jan-98 Jan-00 Jan-02 Jan-04 Jan-06 Jan-08 Jan-10 CBD Non CBD -150 -100 -50 0 50 Sydney CBD Melbourne CBD Brisbane CBD Canberra Perth CBD Adelaide Core North Sydney St Kilda Road Parramatta Gold Coast Southbank (Melb) 1st Half 2009 2nd Half 2009

107 Although investment in the commercial property market remained subdued in 2H09, signs the market was at, or near, the bottom have emerged Sales activity lifted in 4Q09 to in excess of $2.5 billion1. This was the highest quarterly sales total since 2Q08, although still well below activity levels of 2006 and 2007 The more positive outlook for the Australian economy has reduced the concern around the potential challenge to tenant security and lower yield The lift in activity has led to a stabilisation in yields in most markets, with consideration of firming in others Between 2007 and 2009 property values, on average, reduced by around 11% for retail, 21% for office and 25% for industrial properties nationally With yields back to around 10 year averages, investor interest is lifting Source: CBRE/RBA Commercial property experiencing stabilisation in yields at 10 year average Australian Commercial property yields Australian Commercial property yields 1 Data provided by CB Richard Ellis research (CBRE). Retail property Economics 0% 5% 10% Prime Office Secondary office Prime industrial Secondary industrial CBD retail Regional SC Sub Regional SC Neighbourhoods Bulky Goods 10 year bond Average yield Q4 2007 Average yield Dec 2009 Average yield Q4 99 - Q4 09 2% 4% 6% 8% 10% 12% Jun-95 Jun-97 Jun-99 Jun-01 Jun-03 Jun-05 Jun-07 Jun-09 Prime office Retail Prime Industrial 10yr bond

108 Australian economy is diversified and flexible Australia is a diversified, flexible economy and not dependent on any one sector Proximity to the relatively fast growing Asian region a positive for our exporters and for business investment – resources, tourism, education, etc This points to positive medium-term growth prospects The growth baton passed in 2009 from mining sector (8% of GDP) and mining investment to housing construction and public spending A flexible labour market. Firms responded to downturn by reducing hours worked, rather than making widespread retrenchments. Greatly enhanced consumer job security / confidence Freely floating and responsive exchange rate helps to smooth the economic cycle – the Aussie dollar fell sharply when commodity prices declined and has since substantially risen The services sector dominates and is continuing to grow in importance Communication services has been the fastest growing sector over last 20 years Farm output (2½% of GDP), rebounding from drought, up 30% through 2008 Labour hoarding (index) Sources: ABS, Westpac Economics Australia’s economy 2008/09 (% of GDP) 1 Other services is accommodation and cafes, personal services, cultural and recreation. 2 Other is dwellings and taxes less subsidies. Source: ABS Economics 1 2 98 102 106 110 114 118 Dec-02 Dec-04 Dec-06 Dec-08 Dec-10 98 102 106 110 114 118 Hours worked Employment index -0.3% -2.4% 9% 7% 8% 3% 12% 10% 10% 7% 7% 5% 4% 2% 16% Manufacturing Construction Mining Rural Property & business services Wholesale & retail trade Education, health & com'ty services Finance Utilities & transport Other services 1 Gov't admin & defence Communications services Other 2

China an important driver, but not crucial, to Australian outlook

Economics

- Chinese demand direct transmission mechanism is concentrated in the resources sector, which employs 1.5% of Australia's workforce (8% of GDP)
- Income transfer from higher global commodity prices, which is in part a "China effect", is not trivial, but China's direct impact on demand in the services and manufacturing driven south-eastern States (55% of domestic demand; 57% of population) is limited
- Australia can shift growth drivers when external circumstances change, as seen with the 1997 Asian Crisis:
  - Over 50% of Australia's export basket went into deep recession (a group 2½ times collectively more important to Australia than China is today)
  - Through monetary easing and a more competitive exchange rate, domestic demand, the import competing sector and non-commodity exports were mobilised
  - This more than offset the reduction in Asian demand, and Australia avoided a recession
- With China less than 25% of Australian export market, a Chinese slowdown could result in a manageable deceleration in Australian growth, not a recession
- Second order risks would emerge if the international investor community lost their appetite for risk in an environment where weak Chinese growth coincided with continued trouble in advanced countries



Australian export market throughout time
% of total
30
25
20
15
10
5
0
1990
2000
2006
2009e
China
India
Japan
Korea
ASEAN

Sources: ABS, Westpac

The Westpac Group Investor Discussion Pack – May 2010

109

THE Westpac GROUP

110 Credit growth has passed the low point Australia has passed the low point in the current credit cycle, consistent with the economy emerging from the downturn during 2H09 An improvement is evident, with credit growth stepping up to 5% annualised over the 3 months to March as business credit stabilises Business and household incomes are now strengthening, thus enhancing the ability to borrow Notably, national income is receiving a boost from a turnaround in the terms of trade as key commodity prices move higher. Nominal non-farm GDP growth is forecast to be a healthy 8% through 2010, after reaching a low of about -1%yr in September 2009 Westpac Economics forecasts private credit growth to accelerate, from 1.5% through 2009, to 5% through 2010, strengthening to 8.5% through 2011 Business investment is set to begin an upswing during 2010. That will drive a turnaround in business credit, from -7% through 2009 to +1% through 2010 and +7% through 2011 Housing credit growth is expected to be 8% through 2010. Interest rates, approaching average levels, will act as a headwind Credit growth & nominal activity (% annualised) Sources: ABS, Westpac Economics Sources: ABS, Westpac Economics Business credit & investment (% annualised) Economics -8 0 8 16 24 32 Dec-84 Dec-90 Dec-96 Dec-02 Dec-08 -8 0 8 16 24 32 credit non-farm GDP f'csts to end '11 -20 -10 0 10 20 30 40 Dec-84 Dec-90 Dec-96 Dec-02 Dec-08 -20 -10 0 10 20 30 40 business credit investment

111 Credit growth expected to improve Source: RBA, RBNZ, Westpac Economics Credit growth (%) Forecasts (to Sep 2011) Economics -10 -5 0 5 10 15 20 25 30 Sep-99 Sep-00 Sep-01 Sep-02 Sep-03 Sep-04 Sep-05 Sep-06 Sep-07 Sep-08 Sep-09 Sep-10 Sep-11 Aust. housing Aust. business Total credit (Aust) Total credit avg (Aust) Total housing avg (Aust) Total credit (NZ)

112 Household deposits returning to more normal growth rates The global financial crisis had a significant impact on both credit and deposits Household deposits surged in calendar 2008 – increasing by more than 20%. Consumers were particularly cautious and there was a multi-billion cash transfer to households from the Government (from stimulus measures) Following these unusual circumstances, a return to more normal relationships is expected Typically, household deposits expand broadly in line with the pace of household incomes: Household incomes generally grow in line with national income (nominal non-farm GDP) Changes in the attractiveness of alternative asset classes will also have an impact Westpac is forecasting household deposit growth through the 2009/10 bank year to be around 6%, strengthening to 8% in 2010/11 Greater competition for deposits is also a feature of the financial landscape following the global financial crisis as banks place greater value on this high quality source of funding Household deposits: income the key driver (% ann) Sources: ABS, Westpac Economics Sources: ABS, Westpac Economics Household deposits: greater competition (% ann) Economics -8 0 8 16 24 32 Dec-84 Dec-90 Dec-96 Dec-02 Dec-08 -8 0 8 16 24 32 household deposits non-farm GDP f'csts to end '11 -30 -20 -10 0 10 20 30 Dec-84 Dec-90 Dec-96 Dec-02 Dec-08 -30 -20 -10 0 10 20 30 non-banks banks

113 Current account deficit is sustainable Australia is an economy where investment opportunities exceed savings. As a result, Australia consistently runs a current account deficit The deficit in 2009 was $52bn or 4.1% of GDP Australia’s deficit is sustainable: The deficit is a private sector deficit Business investment is productive – with no major structural imbalances in the economy The deficit varies with the cycle, with no trend deterioration in the last 25 years: Averaged 4.6% over 2nd half of 1980s, 3.9% over the 1990s and 4.6% over 2000’s The nature of the Australian economy (relatively small number of large companies and low government debt) sees the funding of the current account deficit largely from the banking system: Sustainable funds subject to commercial disciplines. 90% of the offshore borrowing hedged Current account balance (% of GDP) Sources: ABS, Westpac Economics Sources: ABS, Westpac Economics Gross Debt Liabilities: by agent (% of GDP) Economics 1 Public non-financial corporations. 0 20 40 60 Dec-89 Dec-94 Dec-99 Dec-04 Dec-09 PNFCs 1 Other financials Banks Government -8 -6 -4 -2 0 2002 2004 2006 2008 2010f Australia Advanced economies

114 New Zealand economy sees growth outlook improving Source: Statistics NZ, Westpac. GDP growth (%) Labour market outlook Source: Statistics NZ, Westpac Recent data indicates a fairly robust end to 2009, particularly in the goods producing industries. GDP grew 0.8% in the December 2009 quarter, following an upwardly revised 0.3% (from 0.2%) in the September quarter, and 0.2% in the June quarter. In annual terms, GDP grew 0.5% in Q4 – the first positive growth since June 2008, although the level of growth remains below two years ago Recent data suggests consumer demand eased back in the first two months of 2010. The recovery in the housing market has also stalled from higher interest rates and potential changes to tax policy. Overall, the broad mix of data (including a rising terms of trade, continued healing in the global economy, and strong sentiment) points to a further acceleration in quarterly GDP growth over 2010 GDP growth of around 3½% for calendar 2010 is expected, and around 4½ % in calendar 2011. That is in line with the RBNZ’s forecasts in the March Monetary Policy Statement, but is at the top end of market forecasts The RBNZ appears comfortable that the recovery is tracking as expected, which means there is no need to delay the normalisation of policy settings any longer. We continue to expect a 25bps hike in the June MPS Economics Westpac forecasts Westpac forecasts -4 -2 0 2 4 6 8 2000 2002 2004 2006 2008 2010 2012 -4 -2 0 2 4 6 8 Qtr % chg Annual average % change -4 -2 0 2 4 6 2000 2002 2004 2006 2008 2010 2012 ann % chg 3 4 5 6 7 8 9 10 % Employment (LHS) Unemployment Rate (s.a.) (RHS)

Key influences to NZ economic recovery

Economics

- Two key areas were a surprise with their weakness in late 2009/early 2010: the labour market (where the unemployment rate lifted from 6.5% in 2009Q3 to 7.3% in 2009Q4) and the housing market. The result has been softer consumer demand which will no doubt be reflected in weaker consumer spending through 2010Q1. However, this weakness is likely to be relatively short-lived, and will be more than offset by a pick-up in investment growth and a strengthening export sector
- Residential investment is gathering momentum. Building consents are up 43% from their lows a year earlier, and business surveys show record confidence in the sector, despite the uncertainty around tax changes. Current levels of building activity are not sufficient to meet population demand, which has been boosted in the last year by a drop in the number of New Zealanders heading overseas. We expect this tension to be resolved in three ways: a pickup in building activity of around 30% over 2010 and 2011 support for (though not outright gains in) house prices, and an easing in population pressures as Australia becomes attractive to jobseekers again
- Business surveys suggest that firms are ramping up plans to invest and hire. We expect both business investment and employment growth will begin to pick up pace later this year
- Meanwhile, the export sector is going from strength to strength. Improvements in the global economy, particularly in Australia and China have seen commodity prices rise above the previous record highs seen in 2008. Agricultural exports have also been supported by good growing conditions. Moreover, the strong Australian economy and an NZD/AUD cross rate at ten-year lows are benefitting sectors such as manufacturing and tourism


Residential construction (ann avg % chg)
Westpac forecasts
Investment (LHS)
Consents - adv 1 qtr (RHS)
30
20
10
0
-10
-20
-30
50
30
10
-10
-30
-50
Mar-92 Mar-95 Mar-98 Mar-01 Mar-04 Mar-07 Mar-10

Source: Statistics NZ, Westpac.


Commodity prices (Index, July 1986 = 100)
NZD Index
World Index
250 230 210 190 170 150 130 110 90 70 50
Jan-90 Jan-92 Jan-94 Jan-96 Jan-98 Jan-00 Jan-02 Jan-04 Jan-06 Jan-08 Jan-10

Source: ANZ National

The Westpac Group Investor Discussion Pack – May 2010 115

Investor Relations team Andrew Bowden Head of Investor Relations

+612 8253 4008

andrewbowden@westpac.com.au

Hugh Devine

Senior Manager, Investor Relations

+612 8253 1047

hdevine@westpac.com.au

Leigh Short

Senior Manager, Investor Relations +612 8253 1667

lshort@westpac.com.au

Natasha Yates

Manager, Investor Relations

+612 8253 3133

nyates@westpac.com.au

or email: investorrelations@westpac.com.au www.westpac.com.au/investorcentre click on ‘Analyst Centre’ Contact US For further information on Westpac including:

Annual reports

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5 year financial summary

Prior financial results

Please visit our dedicated investor website

Cash earnings adjustments

Cash earnings adjustments

	Cash earnings adjustment	1H09	2H09	1H10	Description
	Reported NPAT	**2,175**	**1,271**	**2,875**	Reported net profit after tax attributable to equity holders of Westpac
	St.George cash earnings prior to merger	**163**	**-**	**-**	For 1H09 only, relates to the cash earnings of St.George from 1 Oct 2008 to 17 Nov 2008, the date of the merger for accounting purposes
Non-merger related items	TPS revaluations	(106)	101	11	The TPS hybrid instrument is not fair valued however the economic hedge is fair valued – the mismatch in the timing of income recognition is added back
Non-merger related items	Treasury shares	(4)	36	10	Earnings on Westpac shares held by Westpac in the managed funds and life business are not recognised under A-IFRS. These are added back as these shares support policyholder liabilities and equity derivative transactions, which are revalued in deriving income
Non-merger related items	Fair value gain / (loss) on economic hedges	(8)	1	24	The unrealised fair value gain/(loss) on the revaluation of hedges on: • Future NZ earnings • Fees payable for use of the government guarantee on foreign denominated wholesale funding • Accrual accounted term funding transactions are reversed because they may create a material timing difference on reported earnings in the current period which does not affect the profit available to shareholders
Non-merger related items	Ineffective hedges	(5)	9	(9)	The gain/loss on ineffective hedges is reversed because the gain/loss from the fair value movements reverses over time
Non-merger related items	NZ structured finance transaction	-	703	(106)	In 2H09 the Group increased tax provisioning by $703m with respect to New Zealand structured finance transactions entered into between 1998 and 2002. The provision was increased following the High Court of New Zealand finding in favour of the New Zealand Commissioner of Inland Revenue (CIR) in proceedings where Westpac challenged amended tax assessments in relation to these transactions. Treated as a cash earnings adjustment due to size and infrequent nature. In 1H10, the Group reached a settlement with the CIR by agreeing to pay 80% of the full amount of primary tax and interest. The reversal of tax provisions of $106m in 1H10 has also been treated as a cash earnings adjustment
Non-merger related items	Infrequent expenses	54	31		Expenses which are infrequent in nature are treated as cash earnings adjustments due to the size and infrequent nature. 1H09 includes the provision for a long standing legal proceeding where judgment was received during 1H09
St.George merger related items	Merger transaction and integration expenses	90	144	106	Expenses relating to the merger with St.George that impact the P&L are treated as a cash earnings adjustment due to their infrequent nature
St.George merger related items	Amortisation of intangible assets	54	74	72	The recognised balance of the majority of merger-related identifiable intangible assets including brands, the core deposits intangible and credit card and financial planner relationship intangible assets will be amortised over their useful life. The amortisation is a cash earnings adjustment because it is a non-cash flow item and does not affect returns to shareholders
St.George merger related items	Short-term funding and deposits	(118)	(38)	-	The merger accounting treatment of deposits and short-term wholesale funding will be unwound during the year ending 30 Sep 2009 reflecting the contractual maturity of deposits and borrowings. Treated as a cash earnings adjustment due to the size and infrequent nature
	Pro forma cash earnings	**2,295**	**2,332**	**2,983**	

The Westpac Group Investor Discussion Pack – May 2010 117

THE Westpac GROUP

Definitions

Glossary

Westpac's Business Units	
Westpac RBB or WRBB	Westpac Retail and Business Banking Provides sales, marketing and customer service for all consumer and small-to-medium enterprise customers within Australia under the 'Westpac' and 'RAMS' brands
St.George Bank or St.George or SGB	St.George Bank Provides sales, marketing and customer service for our consumer, business and corporate customers in Australia under the St.George brand. It also includes the management and operation of the Bank of South Australia (BankSA)
WIB	Westpac Institutional Bank Provides a broad range of financial services to commercial, corporate, institutional and government customers either based in or with interests in Australia and New Zealand
BTFG	BT Financial Group Australia The Group's wealth management business, including operations under the Asgard, Advance, Licensee Select, Magnitude, BankSA and Securitor brands. BTFG designs, manufactures and distributes financial products that are designed to help our customers achieve their financial goals by administering, managing and protecting their assets
NZ	New Zealand Banking Provides a full range of retail and commercial banking and wealth management products and services to consumer and business customers throughout New Zealand. New Zealand Banking operates under the Westpac New Zealand, Westpac Life New Zealand and BT New Zealand brands
PB	Pacific Banking Provides banking services for retail and business customers throughout near South Pacific Island Nations
GBU	Group Businesses
PBG	Premium Business Group (included in WIB) Represents business customers with facilities typically from $10m to $100m, which were transferred from Westpac RBB to WIB during 1H09

Financial performance	
Cash earnings	Net profit attributable to equity holders adjusted for the impact of the economic hedges related to TPS, significant items that are one-off in nature, earnings from Treasury shares, gains/losses on ineffective hedges, the impact of unrealised New Zealand earnings hedges gains/losses and the impact of integration costs and the amortisation of certain intangibles in relation to the merger with St.George
Core earnings	Operating profit before income tax and impairment charges
AIEA	Average interest earning assets
Net interest spread	The difference between the average yield on all interest bearing assets and the average rate paid on interest bearing liabilities
Net interest margin	The net interest spread plus the benefit of net non-interest bearing liabilities and equity
Full-time equivalent employees (FTE)	A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. For example, the full-time equivalent of one FTE is 76 hours paid work per fortnight
Net Promoter Score or NPS	Refers to an external measure of customer advocacy which looks at how willing our customers are to recommend Westpac to their family and friends
NCI	Non-controlling interests

The Westpac Group Investor Discussion Pack – May 2010 118

Definitions Stressed loans are Watchlist and Substandard, 90 days past due well secured and impaired assets. Stressed loans Asset quality Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal Watchlist and substandard A loan facility where payments of interest and/or principal are 90 or more calendar days past due and the value of the security is sufficient to cover the repayment of all principal and interest amounts due, and interest is being taken to profit on an accrual basis 90 days past due - well secured Impaired assets can be classified as: 1) Non-accrual assets: Exposures with individually assessed impairment provisions held against them, excluding restructured loans; 2) Restructured assets: exposures where the original contractual terms have been formally modified to provide concessions of interest or principal for reasons related to the financial difficulties of the customer; 3) 90 days past due (and not well secured): exposures where contractual payments are 90 days or more in arrears and not well secured; 4) other assets acquired through security enforcement; and 5) any other assets where the full collection of interest and principal is in doubt Impaired assets As defined by APRA (unless stated otherwise) Capital ratios Total committed exposure TCE Assets (both on and off-balance sheet) of Westpac are assigned within a certain category, amounts included in these categories are multiplied by a risk weighting, and with the resulting weighted values added together to arrive at total risk weighted assets Risk Weighted Assets or RWA Asset quality Loans not found to be individually impaired or significant will be collectively assessed in pools of similar assets with similar risk characteristics. The size of the provision is an estimate of the losses already incurred and will be estimated on the basis of historical loss experience of assets with credit characteristics similar to those in the collective pool. The historical loss experience will be adjusted based on current observable data Collectively assessed provisions or CAPs Provisions raised for losses that have already been incurred on loans that are known to be impaired and are individually significant. The estimated losses on these impaired loans will be based on expected future cash flows discounted to their present value and as this discount unwinds, interest will be recognised in the statement of financial performance Individually assessed provisions or IAPs Glossary

Disclaimer The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. Also, it is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Pro forma financial information All references made to pro forma results in this presentation relate to the half year ended 31 March 2009, unless otherwise indicated. These were prepared on the assumption that Westpac’s merger with St.George Bank Limited was completed on 1 October 2008 (unless pro forma information is stated to relate to an earlier period, in which case such data is presented on the assumption that the merger was completed on 1 October 2007) with the exception of the impact of the allocation of purchase consideration, associated fair value adjustments and accounting policy adjustments, which were only incorporated from and including 18 November 2008 being the accounting consolidation date. The pro forma results are unaudited. They are provided for illustrative information purposes to facilitate comparisons of the half year ended 31 March 2010 with the half year ended 31 March 2009 (or such earlier period) and are not meant to be indicative of the results of operations that would have been achieved had the merger actually taken place at the date indicated. For additional information please refer to Westpac’s Interim Results (incorporating the requirements of Appendix 4D) for the half year ended 31 March 2010. Disclosure regarding forward-looking statements This presentation contains statements that constitute “forward-looking statements” including within the meaning of Section 21E of the US Securities Exchange Act of 1934. The forward-looking statements include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, 'indicative', ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘probability’, ‘risk’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, or similar words to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from the expectations described in this presentation. Factors that may impact on the forward-looking statements made include those described in the sections entitled 'Risk and risk management' in Westpac’s 2009 Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission and in the section entitled ‘Principal risks and uncertainties’ in Westpac’s Interim Financial Report for the half year ended 31 March 2010 available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation, and do not intend, to update any forward-looking statements contained in this presentation. Westpac 2010 interim results